MICROMEM TECHNOLOGIES INC.
777 Bay Street, Suite 1910, Toronto, Ontario M5G 2E4

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders of Micromem Technologies Inc. (the "Corporation") will be held at the Albany Club, 91 King Street East, Toronto, Ontario, M5C 1G3 at the hour of 10:00 A.M. (Eastern) on Friday, July 27, 2007, for the following purposes:

  to receive the financial statements for the fiscal year of the Corporation ended October 31, 2006 and the auditors report thereon;

  the election of directors s nominated by Management;

  the re-appointment of Schwartz Levitsky Feldman, LLP, Chartered Accountants, as auditors of the Corporation in respect of the current year and to authorize the directors to fix their remuneration;

  to increase the number of common shares reserved for issuance under the Corporation’s stock option plan;

  the ratification, approval and confirmation of all acts of the directors and officers of the Corporation; and

  such further and other business as may be properly brought before the Meeting or any adjournment thereof.

Accompanying this Notice of Meeting are the following documents: An Information Circular, a Form of Proxy, a Supplemental Mailing List Reply and Consent Form, and the Audited Financial Statements of the Corporation in respect of the fiscal year ended October 31, 2006 and Management’s Discussion and Analysis for the 2006 fiscal year.

Shareholders entitled to vote who do not expect to be present at the Meeting are urged to date, sign and return the enclosed form of proxy. Refer to "Notes" below.

DATED at Toronto, Ontario this 28th day of June, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

"Joseph Fuda" (signed)
Joseph Fuda
President, C.E.O. and Director

NOTES:

  Shareholders registered on the books of the Corporation at the close of business on June 27, 2007 are entitled to Notice of the Meeting.

  Shareholders registered on the books of the Corporation at the close of business on June 27, 2007 are entitled to vote at the Meeting.

  The directors have fixed the hour of 4:00 p.m. on the last business day preceding the Meeting or any adjournment thereof as the time before which the instrument of proxy to be used at the Meeting must be deposited with the Corporation’s transfer agent, Equity Transfer & Trust Company, 200 University Avenue, Suite 400, Toronto, Ontario M5H 4H1, provided that a proxy may be delivered to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof prior to the time for voting.

MICROMEM TECHNOLOGIES INC.
777 Bay Street, Suite 1910, Toronto, Ontario M5G 2E4

MANAGEMENT INFORMATION CIRCULAR

June 28, 2006

1.             GENERAL PROXY INFORMATION

1.1           SOLICITATION OF PROXIES

THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY AND ON BEHALF OF THE MANAGEMENT OF MICROMEM TECHNOLOGIES INC. (THE "CORPORATION") FOR USE AT THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF THE CORPORATION TO BE HELD AT THE ALBANY CLUB, 91 KING STREET EAST, TORONTO, ONTARIO, M5C 1G3 AT THE HOUR OF 9:00 A.M. (EASTERN), ON FRIDAY, JULY 27, 2007, (THE "MEETING") FOR THE PURPOSES SET OUT IN THE ACCOMPANYING NOTICE OF MEETING. The cost of solicitation of proxies will be borne by the Corporation.

1.2            APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are either directors or representatives of the Corporation. A SHAREHOLDER HAS THE RIGHT TO APPOINT , AS PROXY HOLDER OR ALTERNATE PROXY HOLDER, PERSON, PERSONS OR A COMPANY, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION, TO REPRESENT SUCH SHAREHOLDER AT THE MEETING, OTHER THAN ANY OF THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY, AND MAY DO SO by inserting such other person’s name in the blank space provided in the form of proxy and depositing the completed proxy with the Secretary of the Corporation as instructed herein below. A proxy can be executed by the shareholder or their attorney duly authorized in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

The common shares represented by proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and if the shareholder specifies a choice with respect to any matter to be acted upon, the common shares will voted accordingly.

A Shareholder giving the proxy has the power to revoke it. In addition to any other manner permitted by law, the proxy may be revoked before it is exercised by instrument in writing executed and delivered in the same manner as the proxy at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof at which the proxy is to be used or delivered to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof prior to the time of voting and upon either such occurrence, the proxy is revoked.

1.3 DEPOSIT OF PROXY

By resolution of the directors duly passed, ALL PROXIES TO BE USED AT THE MEETING MUST BE DEPOSITED NOT LATER THAN 4:00 P.M. ON THE LAST BUSINESS DAY PRECEDING THE DAY OF THE MEETING, BEING THURSDAY, JULY 26, 2007, OR ANY ADJOURNMENT THEREOF, WITH THE CORPORATION’S TRANSFER AGENT, EQUITY TRANSFER & TRUST COMPANY, SUITE 400, 200 UNIVERSITY AVENUE, TORONTO, ONTARIO, M5H 4H1, provided that a proxy may be delivered to the Chairman of the Meeting on the day of the Meeting or any adjournment prior to the time for voting. A return envelope has been included with this material.

1.4        VOTING BY NON-REGISTERED SHAREHOLDERS

Only registered shareholders or the persons they appoint as their proxies are permitted to vote at the Meeting. However, in many cases, common shares owned by a person (a "non-registered holder") are registered either (a) in the name of an intermediary (an "Intermediary") that the non-registered holder deals with in respect of the common shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered savings plans, registered retirement income funds, registered education savings plans and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited ("CDS") of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Corporation has distributed copies of the Management Information Circular and the accompanying Notice of Meeting together with the form of proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to non-registered holders of common shares.

Intermediaries are required to forward the Meeting Materials to non-registered holders unless a nonregistered holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to non-registered holders. Generally, non-registered holders who have not waived the right to receive Meeting Materials will either:

(a)     be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number and class of securities beneficially owned by the non-registered holder but which is not otherwise completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the non-registered holder when submitting the proxy. In this case, the non-registered holder who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified above under "Appointment of Proxies"; or

(b)     be given a form of proxy which is not signed by the Intermediary and which, when properly completed and signed by the non-registered holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "Voting Instruction Form") which the Intermediary must follow. Typically the non-registered holder will also be given a page of instructions which contains a removable label containing a bar code and other information. In order for the form of proxy to validly constitute a Voting Instruction Form, the non-registered holder must remove the label from the instructions and affix it to the Voting Instruction Form, properly complete and sign the Voting Instruction Form and submit it to the Intermediary or its services company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit non-registered holders to direct the voting of the common shares they beneficially own. Should a non-registered holder who receives either form of proxy wish to vote at the Meeting in person, the non-registered holder should strike out the persons named in the form of proxy and insert the non-registered holder’s name in the blank space provided. NONREGISTERED HOLDERS SHOULD CAREFULLY FOLLOW THE INSTRUCTIONS OF THEIR INTERMEDIARY INCLUDING THOSE REGARDING WHEN AND WHERE THE FORM OF PROXY OR VOTING INSTRUCTION FORM IS TO BE DELIVERED.

1.5        EXERCISE OF DISCRETION OF PROXIES

The persons named in the accompanying form of proxy for use at the meeting will vote the shares in respect of which they are appointed in accordance with the directions of the shareholders appointing them. IN THE ABSENCE OF SUCH DIRECTIONS, SUCH SHARES SHALL BE VOTED "FOR":

1.       the election of directors as nominated by Management;

2.     the re-appointment of Schwartz Levitsky Feldman, LLP, Chartered Accountants, as auditors of the Corporation in respect of the current year and to authorize the directors to fix their remuneration;

3.       the increase of the number of common shares reserved for issuance under the Corporation’s stock option plan;

4.       the ratification, approval and confirmation of all acts of the directors and officers of the Corporation; and

5.       such further and other business as may be properly brought before the Meeting or any adjournment thereof.

ALL AS MORE PARTICULARLY DESCRIBED IN THIS CIRCULAR.

Items 1, 2, 3 and 4 require approval by a simple majority (50%) of all votes cast at the Meeting provided that in connection with item 3, any votes attaching to securities beneficially owned by related persons to whom securities may be issued under the stock option plan shall be excluded.

The Shareholders will also receive the Corporation’s annual consolidated financial statements for the fiscal year ended October 31, 2006, and the auditors’ report thereon.

The enclosed form of proxy confers discretionary authority upon the person named herein with respect to any amendment, variation or other matter to come before the meeting, other than the matters referred to in the Notice of Meeting. HOWEVER, IF ANY SUCH AMENDMENTS, VARIATIONS OR OTHER MATTERS WHICH ARE NOT NOW KNOWN TO THE MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXIES HEREBY SOLICITED WILL BE VOTED THEREON IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON OR PERSONS VOTING SUCH PROXIES.

1.6        VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Corporation consists of an unlimited number of common shares, of which 71,268,799 are issued and outstanding as fully paid and non-assessable as at June 27, 2007. All of the outstanding common shares are entitled to be voted at the Meeting.

The record date for the Meeting is June 27, 2007. Each shareholder of record will be entitled to one vote for each common share held at the Meeting or any adjournment or postponement thereof, except to the extent that a person has transferred any shares after that date and the transferee of such shares establishes proper ownership and requests not later than 10 days before the Meeting or any adjournment or postponement thereof that the transferee’s name be included in the list of shareholders entitled to vote at the Meeting.

To the knowledge of the directors and senior officers of the Corporation, as at June 27, 2007 the following persons or companies beneficially own, directly or indirectly, or exercise control or direction over more than 10% of the common shares of the Corporation:

	Class of	Number of securities	Percentage of class of
Name	Securities	owned or controlled	outstanding voting shares
CDS & Co.¹	Common Shares	42,475,370	59.6%
Cede & Co.¹	Common Shares	14,254,047	20%

Notes:

(1)     The Corporation is not aware of the beneficial holders of the shares held by the above-noted financial intermediaries.

2.           MANAGEMENT REMUNERATION AND AUDIT COMMITTEE

2.1        EXECUTIVE COMPENSATION

Pursuant to applicable securities regulations, the Corporation must disclose the compensation paid to its "Named Executive Officers". This includes the Corporation’s Chief Executive Officer and the Corporation’s Chief Financial Officer (or an individual that served in a similar capacity) and the other three most highly compensated executive officers provided that disclosure is not required for those executive officers, other than the Chief Executive Officer and Chief Financial Officer, whose total salary and bonus did not exceed $150,000. Executive officers of the Corporation include the Chairman of the Board, the President and Vice-President in charge of a principal business unit such as sales, finance or production, and any officer of the Corporation or other subsidiaries who performs a policy-making function in respect of the Corporation, whether or not such officer is also a director of the Corporation or its subsidiaries. Other than as disclosed below, at the end of the most recently completed fiscal year, the Corporation had no executive officers whose salary and bonus exceeded $150,000. The Corporation’s Chief Executive Officer, Chief Financial Officer and Chief Technology Officer received the following compensation for the past three fiscal years ended October 31, 2006, 2005 and 2004:

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
						Shares or	Long
						Units	Term
					Securities	Subject to	Incentive
Name and				Other Annual	Under	Resale	Plan	All other
Principal	Fiscal	Salary	Bonus	Compensation	Options	Restrictions	Payouts	Compensation
Position	Year	(US$)	(US$)	(US$)	Granted (#)	(US$)	(US$)	(US$)
Joseph Fuda,
Chief	2006	65,000	-	-	900,000(6)	-	-	-
Executive	2005	81,000(9)	-	-	1,800,000(13)	-	-	100,000(9)
Officer(1)	2004	-	-	-	1,800,000(8)	-	-	52,000

Salvatore
Fuda,
Chairman,
Former	2006	-	-	-	1,000,000(6)	-	-	133,600
Chief	2005	-	-	-	1,800,000(7)	-	-	133,000
Executive	2004	-	-	-	1,800,000(8)	-	-	-
Officer and
President(2)

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
						Shares or	Long
						Units	Term
					Securities	Subject to	Incentive
Name and				Other Annual	Under	Resale	Plan	All other
Principal	Fiscal	Salary	Bonus	Compensation	Options	Restrictions	Payouts	Compensation
Position	Year	(US$)	(US$)	(US$)	Granted (#)	(US$)	(US$)	(US$)
Dan
Amadori,	2006	65,000	-	-	400,000(6)	-	-	-
Chief	2005	74,000(15)	-	-	450,000(12)	-	-	100,000((15)
Financial	2004	24,000	6,000	-	300,000(8)	-	-	6,000
Officer(3)

Cynthia	2006	260,000	-	-	300,000(14)	-	-	-
Kuper,	2005	260,000	-	-	300,000(11)	-	-	10,000
Chief	2004	-	-	-	100,000(10)	-	-	-
Technology
Officer(4)

Antonio
Lopes,	2006	-	-	-	-	-	-	-
Former	2005	-	-	-	-	-	-	-
Chief	2004	-	-	-	-	-	-	14,000
Financial
Officer(5)

Notes:

(1)     Joseph Fuda has served as President and Chief Executive Officer of the Corporation since February 13, 2002. (2) Salvatore Fuda served as President and Chief Executive Officer of the Corporation until February 13, 2002. (3) Dan Amadori has served as Chief Financial Officer of the Corporation since June 29, 2004.

(4)     Cynthia Kuper has served as Chief Technology Officer of the Corporation since January 2005, and prior thereto served as acting Chief Technology Officer since September 2004. (5) Antonio Lopes served as Chief Financial Officer of the Corporation until June 2004. (6) Each option entitles the holder to purchase one common share of Micromem at $0.80 per common share prior to expiry on July 6, 2011. (7) Each option entitles the holder to purchase one common share of Micromem at $0.65 per share prior to expiry on June 16, 2009.

(8)     Each option entitles the holder to purchase one common share of Micromem at $0.30 prior to expiry on July 18, 2009. (9) This amount constitutes deferred compensation. This amount has been accrued in the Corporation’s financial statements. As at the date hereof, $65,000 of the total salary and other compensation of $181,000 remains upaid to Mr. J. Fuda. (10) 100,000 options were granted in October, 2004. Each option entitled the holder to purchase one common share of Micromem at $0.68. These options expired on December 31, 2005. (11) Each option entitled the holder to purchase one common share of Micromem at $0.80. These options expired on March 22, 2007.

(12)   50,000 options, each entitles Mr. Amadori to purchase one common share of Micromem at $0.91 prior to expiry on June 17, 2009 and 400,000 options, each entitles him to purchase one common share of Micromem at $0.72 prior to expiry on May 27, 2010. (13) Each option entitles the holder to purchase one common share of Micromem at $0.72 prior to expiry on May 27, 2010. (14) 200,000 options, each entitles Dr. Kuper to purchase one common share of Micromem at $0.80 per share prior to expiry on July 6, 2011 and 100,000 options, each entitles her to purchase one common share of Micromem at $0.68 per share prior to expiry on January 19, 2011. (15) This amount constitutes deferred compensation. This amount has been accrued in the Corporation’s financial statements. As at the date hereof, $55,000 of the total salary and other compensation of $174,000 remains unpaid to Mr. Amadori.

Option Grants During the Most Recently Completed Financial Year

				Market Value of
		% of Total		Securities
	Securities	Options		Underlying
	Under	Granted to	Exercise or	Options on Date
	Options	Employees in	Base Price	of Grant
Name	Granted (#)	Financial Year	(US$/Security)	(US$/Security) (1)	Expiration Date
Salvatore Fuda	1,000,000	33.3%	$0.80	(US) $0.80	July 6, 2011
Joseph Fuda	900,000	30%	$0.80	(US) $0.80	July 6, 2011
Dan Amadori	400,000	13.3%	$0.80	(US) $0.80	July 6, 2011
Cynthia Kuper	200,000	6.6%	$0.80	(US) $0.80	July 6, 2011

Notes:

(1)     All underlying securities are common shares of the Corporation.

Aggregated Option Exercises During the Most Recently Completed Financial Year and Financial Year-End Option Values

				Value of Unexercised in-
	Securities	Aggregate		the-money Options/SARs
	Acquired	Value	Unexercised Options/SARs	at Financial Year End[2]
	on	Realized	at Financial Year End (#)	(US$)
Name	Exercise(#)	(US$)	Exercisable/Unexercisable	Exercisable/Unexercisable
Salvatore Fuda	500,000	$280,000	4,100,000/0	$416,000/0
Dan Amadori	300,000	$168,000	850,000/0	0/0

Notes:

(1)     Market value of underlying securities at year end minus the exercise or base price.

2.2        TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

Salvatore Fuda

Salvatore Fuda has been engaged by the Corporation to provide certain management services and to serve as Chairman of the board of directors in exchange for compensation based on a percentage of the increase of the market capitalization on a year-over-year basis and subject to a minimum annual compensation amount of (Cdn.) $150,000. Under the terms of his employment agreement, the Corporation has the option of either paying Mr. Fuda in cash or issuing common shares, provided that the cumulative maximum number of shares that can be issued under the agreement is 2,000,000. In 2006, the Corporation paid Mr. Fuda (US) $133,600 for his services. As disclosed above, Mr. Fuda was granted 1,000,000 options to purchase common shares exercisable at (US) $0.80 per share, which expire on July 6, 2011.

Joseph Fuda

Joseph Fuda was appointed as the Corporation’s President and Chief Executive Officer on February 13, 2002. He was paid compensation of (US) $65,000 during the 2006 fiscal year. In 2005, Mr. Fuda was entitled to receive aggregate compensation of (US) $181,000 for serving as Chief Executive Officer, of which $65,000 is deferred compensation and has not been paid at the date hereof. As disclosed above, during the 2006 fiscal year, Mr. Fuda was granted 900,000 options to purchase common shares exercisable at (US) $0.80 per share, which expire on July 6, 2011.

Cynthia Kuper

Dr. Cynthia Kuper was appointed as the Corporation’s Chief Technology Officer in January 2005, and prior thereto served as acting Chief Technology Officer since September 2004. Under the terms of her employment, Dr. Kuper received a salary of (US) $260,000 during the 2006 fiscal year. As disclosed above, during the 2006 fiscal year, Dr. Kuper was granted 200,000 options to purchase common shares exercisable at (US) $0.80 per share, which will expire on July 6, 2011. In addition, Dr. Kuper received 100,000 options to purchase common shares exercisable at (US) $0.68 per share, which will expire on January 19, 2011.

Dan Amadori

Dan Amadori was appointed Chief Financial Officer of the Corporation on June 29, 2004. During 2006, he received aggregate compensation of (US) $65,000 for such services. As disclosed above, during the 2006 fiscal year, Mr. Amadori was granted 400,000 options to purchase common shares exercisable at US $0.80 per share, which expire on July 6, 2011.

In 2005, Mr. Amadori was entitled to received aggregate compensation of (US) $174,000 for serving as Chief Financial Officer, of which $55,000 is deferred compensation and has not been paid at the date hereof.

2.3        COMPENSATION COMMITTEE

The Corporation does not currently have an ongoing, formally constituted Compensation Committee. The Corporation’s executive compensation program is presently administered by the board of directors and meets on compensation matters as and when required. The current members of the Corporation’s board of directors are as follows:

Name	Dates Served as Director
Salvatore Fuda (Chairman)	January 1992 to present
Joseph Fuda (President and Chief Executive Officer)	February 13, 2002 to present
Andrew Brandt	June 29, 2000 to present
David Sharpless	March 14, 2001 to present
Steven Van Fleet	March 6, 2002 to present
Larry Blue	November 3, 2005 to the present
Oliver Nepomuceno	June 28, 2006 to the present

2.4        REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Program

The executive compensation program is designed to encourage, reward and provide incentives to executives on the basis of corporate and individual performance. The Corporation does not have a formal executive compensation program based on targeted performance.

Executive compensation includes cash compensation in the form of a base salary and stock options subject to vesting provisions. The Corporation has offered signing bonuses to some executives in previous fiscal years. The Corporation does not have a specific formula rating each of the components of executive compensation.

Base Salary

The level of base salary for each executive employee is determined by the level of responsibility of his or her position, the individual’s qualifications and experience and his or her performance. The Corporation believes that it is imperative to pay remuneration comparable to that paid by competitors of a similar size and stage of development in the industry.

Stock Options

Options are offered to executives to purchase common shares at an exercise price equal to or above the market price for the common shares at the date that the options are granted.

The above Report on Executive Compensation is submitted by the Board of Directors:

Andrew Brandt
David Sharpless
Joseph Fuda
Salvatore Fuda
Steven Van Fleet
Larry Blue
Oliver Nepomuceno

2.5        COMPENSATION OF DIRECTORS

Options are offered to directors to purchase common shares at an exercise price equal to or above the market price for the common shares at the date that the options are granted. None of the directors of the Corporation received compensation for attending any meeting of the board of directors for his services in such capacity in the 2006 fiscal year.

The following table sets forth certain information regarding options granted under the stock option plan of the Corporation to directors, other than Named Executive Officers, during the financial period of the Corporation ended October 31, 2006.

Name	Securities under	Exercise Price	Expiration Date
	Options Granted	($/Security)
Andrew Brandt	300,000	$0.80	July 6, 2011
David Sharpless	300,000	$0.80	July 6, 2011
Steven Van Fleet	300,000	$0.80	July 6, 2011
Larry Blue	300,000	$0.80	July 6, 2011
Oliver Nepomuceno	300,000	$0.80	July 6, 2011

2.6 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Number of securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon exercise		under equity
	of outstanding	Weighted-average	compensation plans
	options, warrants	exercise price of	(excluding securities
	and rights	outstanding options,	reflected in column
Plan Category	(a)	warrants and rights	(b)
Equity	11,550,000	$0.53	1,650,000
Compensation Plans
approved by
securityholders
Total	11,550,000	$0.53	1,650,000

Notes:

(1)     As at October 31, 2006.

2.7        AUDIT COMMITTEE – DISCLOSURE UNDER NATIONAL INSTRUMENT 52-110

2.7.1    The charter for the audit committee of the Corporation is attached as Schedule "A" to this information circular.

2.7.2    The Corporation’s audit committee is currently composed of three directors: David Sharpless (Chair), Oliver Nepomuceno and Andrew Brandt. All three members of the audit committee are independent and financially literate.

2.7.3    The audit committee meets annually with the independent auditors to review the scope, proposed audit fees and related detail of the forthcoming annual year-end audit to be conducted by the independent auditors. The audit committee also reviews the extent of "non-audit" services and related fee proposals that may be requested from the independent auditors from time to time.

2.7.4    The following table presents fees for professional audit services rendered by the Corporation’s auditors, Schwartz Levitsky Feldman, LLP, Chartered Accountants, for the audit of the Corporation’s consolidated annual financial statements for the years ended October 31, 2006 and 2005:

	2006	2005
Audit Fees:	(US) $ 60,000	(US) $55,000
Audit Related Fees:	-	-
Tax Fees:	-	-
All Other Fees:	(US) $10,000	(US) $32,000
Total:	(US) $70,000	(US) $87,000

3.            PARTICULARS OF MATTERS TO BE ACTED UPON

3.1         ELECTION OF DIRECTORS

The Board of Directors of the Corporation currently consists of 7 directors and the Board has determined to set the number of directors to be elected at 7. The persons named in the enclosed form of proxy for the Meeting (unless otherwise instructed) intend to vote for the election of the nominees whose names are set forth below. Management does not contemplate that any of the nominees will be unable to serve as a director, but should this occur for any reason before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote for another person or persons of their choice in their place or stead unless the shareholder who has given such proxy has directed that the shares be withheld from voting in the election of directors. Each director elected at the Meeting will hold office until the next annual meeting of shareholders or until his or her successor is elected or appointed, unless his or her office is earlier vacated according to the provisions of the by-laws of the Corporation or the Business Corporations Act (Ontario).

The following table states the names of the persons nominated by management for election as directors, their province/state of residency, current principal occupation, business or employment and the same for the previous five years unless disclosed in a information circular previously provided to shareholders, and the approximate number of shares of the Corporation beneficially owned, directly, or indirectly, or over which control or direction is exercised, by each of them as of June 27, 2007. The information as to shares beneficially owned or controlled has been furnished by each of the management nominees:

Number of
Voting
Name,		Securities
Province/State of		Beneficially
Residence and		Owned or	Term to
Director Since	Principal Occupation	Controlled	Expire
Joseph Fuda Ontario, Canada (February 13, 2002)	President and Chief Executive Officer of the Corporation; President of Echo Power Generation Inc. and Vice President and director of Echo Energy Canada Inc.	2,929,000(2)(3) (4.2%)	Next annual Shareholders’ Meeting

Number of
Voting
Name,		Securities
Province/State of		Beneficially
Residence and		Owned or	Term to
Director Since	Principal Occupation	Controlled	Expire
Salvatore Fuda Ontario, Canada (January 1992)	Chairman of Ontex Resources Limited (TSE), Chairman of Echo Energy Canada Inc. (TSX Venture Exchange) and Chairman of Leader Capital Corp. (TSX Venture Exchange)	5,555,292 (4) (7.9%)	Next annual (5) Shareholders’ Meeting
Andrew Brandt (1) Ontario, Canada (June 29, 2000)	Retired as Chair and Chief Executive Officer of the Liquor Control Board of Ontario in February, 2006.	400,000(6) (0.57%)	Next annual Shareholders’ Meeting
David Sharpless (1) Ontario, Canada (March 14, 2001)	Chairman, Hunter Keilty Muntz and Beatty Limited.	400,000(7) (0.57%)	Next annual Shareholders’ Meeting
Steven Van Fleet New York, USA (March 6, 2002)	Principal of ADASA Inc.	950,000(8) (1.36%)	Next annual Shareholders’ Meeting
Larry Blue Maryland, USA (November 3, 2005)	President of Hi-G-Tek Inc.	600,000(9) (0.86%)	Next annual Shareholders’ Meeting
Oliver Nepomuceno(1) Lugano, Switzerland (June 28, 2006)	Investment banker for Intel Trust S.A., a Swiss investment company located in Lugano, Switzerland.	1,200,000(10) (1.7%)	Next annual Shareholders’ Meeting

Notes:

(1)     Denotes member of the Audit Committee. The Corporation does not have an executive committee.

(2)     177,220 of these Common shares are indirectly held by a family member of Mr. J. Fuda.

(3)     Mr. Fuda holds 1,800,000 options, each exercisable for $0.72 to the expiry of the options on May 27, 2010 and 900,000 options, each exercisable for $0.80 prior to the expiry of the options on July 6, 2011.

(4)     2,755,292 Common shares are held by a corporation wholly owned by a trust established for the benefit of members of Salvatore Fuda’s family.

(5)     Mr. Fuda holds 1,000,000 options, each exercisable for $0.80 prior to the expiry of the options on July 6, 2011 and 1,800,000 options, each exercisable for $0.65 to the expiry of the options on June 16, 2009.

(6)     Mr. Brandt holds 300,000 options, each exercisable for $0.80 prior to the expiry of the options on July 6, 2011.

(7)     Mr. Sharpless holds 300,000 options, each exercisable for $0.80 prior to the expiry of the options on July 6, 2011.

(8)     Mr. Van Fleet holds 300,000 options, each exercisable for $0.80 prior to the expiry of the options on July 6, 2011 and 300,000 options, each exercisable for $0.72 prior to the expiry of the options on May 27, 2010 and 350,000 options, each exercisable for $0.36 prior to the expiry of the options on April 17, 2012.

(9)     Mr. Blue holds 300,000 options, each exercisable for $0.80 prior to the expiry of the options on July 6, 2011 and 300,000 options, each exercisable for $0.60 prior to the expiry of the options on November 3, 2009.

(10)   Mr. Nepomuceno holds 300,000 options, each exercisable for $0.80 prior to the expiry of the options on July 6, 2011.

3.2        CORPORATE CEASE TRADE ORDERS OR BANKRUPTCIES

No proposed director of the Company is, as at the date hereof or has been, within the last 10 years before the date hereof, a director or executive officer of any issuer (including the Corporation) that, while acting in that capacity:

(a)          was the subject of a cease trade or similar order or an order that denied the relevant Company access to any exemption under securities legislation, for a period of not more than 30 consecutive days;

(b)          was subject to an event that resulted, after the director or officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant Company access to any exemption under securities legislation, for a period of more than 30 consecutive days;

(c)          within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(d)         has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of any director, officer or shareholder.

3.3        APPOINTMENT OF AUDITORS

The directors of the Corporation have proposed to nominate Schwartz Levitsky Feldman LLP, Chartered Accountants ("Schwartz Levitsky Feldman"), for appointment as auditors of the Corporation in respect of the Corporation’s 2007 fiscal year. Shareholders are requested by Management to approve the appointment of Schwartz Levitsky Feldman, as the Corporation’s auditors until the next annual meeting of shareholders and to authorize the directors to fix their remuneration.

Unless authority to do so is withheld, the persons named in the enclosed form of proxy intend to vote for the appointment of Schwartz Levitsky Feldman, Toronto, Ontario, as auditors of the Corporation, to hold office until the next annual meeting of shareholders at a remuneration to be fixed by the directors.

3.4        AMENDMENT OF DIRECTORS’, SENIOR OFFICERS’ AND KEY EMPLOYEES’ INCENTIVE STOCK OPTION PLANS

The Corporation proposes to amend and restate the 2006 Directors’, Senior Officers’ and Key Employees’ Stock Option Plan which was approved by the shareholders of the Corporation on June 28, 2006 (the "2006 Plan") to rename it the "2007 Directors’, Senior Officers’ and Key Employees’ Stock Option Plan" and to increase the number of shares of the Corporation for which options may be granted under the amended and restated plan (the "2007 Plan"). The purpose of the 2007 Plan will be to continue to develop the interest of employees, directors, officers and any other persons or companies providing management or consulting services to the Corporation and any of its subsidiaries by providing them with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

It is proposed that the Plan be amended to increase the number of shares issuable pursuant to options to be granted under the stock option plan by 4,000,000 common shares representing approximately 5.7% of the number of issued and outstanding common shares of the Corporation. Under the 2006 Plan, a maximum of 15,000,000 common shares were originally reserved for issuance. As at the date hereof, options for the purchase of up to 10,200,000 common shares have been granted and are outstanding under the 2006 Plan. 1,400,000 options remain available for grant under the 2006 Plan. Under the 2007 Plan, all options that have previously been granted shall remain outstanding on the terms ascribed thereto and subject to the terms of the 2007 Plan. If approval is received for the 2007 Plan, an additional 4,000,000 million shares shall be available for issuance pursuant to options to be granted in the future, in addition to the 10,200,000 shares that are reserved for issuance pursuant to options that have been granted and are outstanding and the 1,400,000 remaining available for issuance under the Plan. Consequently, a total of 15,600,000 shares would be reserved for issuance pursuant to options previously granted and that are outstanding and additional options that may be granted under the 2007 Plan; in total representing 21.9% of the number of common shares issued and outstanding.

As the number of shares issuable to insiders under the 2007 Plan could result, within a one year period, in a number of shares exceeding 10% of the outstanding issue of the Corporation, the resolution regarding the approval of the 2007 Plan must be passed by at least a majority of the votes cast in respect thereof at the meeting excluding any votes held by insiders or their associates who are option grantees (the "Disinterested Shareholders"). It is contemplated at this time that the Corporation will not be providing any financial assistance to grantees under the 2007 Plan to permit them to exercise their options. To the knowledge of the Corporation, the number of common shares that will not be permitted to vote in favour of the 2007 Plan and its current grantees is 5,050,000 at the date hereof. The resolution approving the amendment and restatement of the 2007 Plan is attached hereto as Schedule "D". A copy of the 2007 Plan (as approved by the Board of Directors) is attached as Exhibit "1" to the said Schedule "D". If approved, a written copy of the 2007 Plan may be obtained by a shareholder upon written request to the offices of the Corporation following the Meeting.

3.5        RATIFICATION OF ALL ACTS OF THE OFFICERS AND DIRECTORS

The Corporation seeks shareholder approval of a resolution ratifying, confirming and approving all acts of the directors and officers of the Corporation. The resolution ratifying, confirming and approving all acts of the directors and officers of the Corporation is attached hereto as Schedule "E". Shareholders are requested to vote in favour of the resolution.

4.        INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS AND INDEBTEDNESS OF DIRECTORS AND OFFICERS

During the most recently completed fiscal year, there have been no material transactions in which the Corporation or any of its subsidiaries was a party, and in which any director or officer of the Corporation or nominee for election as a director of the Corporation or of any of its subsidiaries or any associate or affiliate thereof had a direct or indirect material interest.

Manoj Pundit, an officer of the Corporation, is a partner of Chitiz Pathak LLP, a law firm which received legal fees of $40,000 during 2006.

During the most recently completed fiscal year, no officer, director or proposed nominee for election as a director and no associate of any officer, director or proposed nominee for election as a director, has been indebted to the Corporation where such indebtedness has not been repaid at the date hereof.

5.        STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Board of Directors

The Board of directors (the "Board") is responsible for the stewardship of the Company and for the supervision of management to protect shareholder interests. The Board oversees the development of the Company’s strategic plan and the ability of management to continue to deliver on the corporate objectives. The independent directors, when necessary, hold in-camera sessions exclusive of nonindependent directors and members of management which facilitates open and candid discussion amongst the independent directors and a degree of independent supervision over management.

Five of the seven members of the Board are independent, those being Andrew Brandt, Larry Blue, Oliver Nepomuceno, David Sharpless and Steven Van Fleet. Two of seven members of the Board are not independent, those being Joseph Fuda and Salvatore Fuda. Messrs. S. Fuda and J. Fuda are not independent as a result of their being members of the Company’s management.

Directorships

The following is a list of those members of the Board who are also directors of other reporting issuers:

1.        Joseph Fuda is presently a director of Leader Capital Corp. (TSX Venture) and Echo Energy Canada Inc. (TSX Venture);

2.        Salvatore Fuda is presently a director of Leader Capital Corp. (TSX Venture), Echo Energy Canada Inc. (TSX Venture) and Ontex Resources Limited (TSX);

3.        Oliver Nepomuceno is presently a director of Echo Energy Canada Inc. (TSX Venture); and

4.        David Sharpless is presently a director of Copernican International Financial Split Corp. (TSX) and Copernican World Banks Split Inc. (TSX)

Orientation and Continuing Education

The Corporation does not have an orientation and education program in place for new board members. New Board members will participate in such training and orientation as may be deemed by the Board to be necessary or appropriate in the circumstances.

Ethical Business Conduct

The Corporation has adopted a Code of Ethics, attached hereto as Schedule "B", to impose certain policies relating to ethical conduct on all of the Corporation’s Directors and employees, including the Chief Executive Officer, Chief Financial Officer, principal accounting officer and all persons performing similar functions. The Corporation undertakes to provide a copy of its Code of Ethics to any holder of its securities upon request, without charge.

Nomination of Directors

The Corporation does not presently have a Nomination Committee. The Board, as a whole, reviews the size of the Board of Directors to ensure the facilitation of effective decision-making. Where changes to the compensation of the Board are deemed to be beneficial to composition of the Board as a whole, the Board will collectively identify, put forward suitable candidates or consider nominees, if any, recommended by shareholders.

Compensation

The Board, as a whole, is responsible for determining the compensation of directors and executives. In doing so, it: (i) proposes and reviews the establishment or changes to any incentive compensation plans, including policies and guidelines relating to same; (ii) reviews and recommends the CEO’s recommended compensation for any senior management; (iii) annually reviews the corporate goals and objectives relevant to CEO compensation and the CEO’s performance in light of such goals and objectives; (iv) reviews and recommends the adequacy and form of CEO compensation; and (v) administers the Corporation’s Stock Option Plan.

Other Board Committees

The Corporation does not currently have any standing committees other than the audit committee.

Assessments

In view of the size and current state of the Corporation’s development and the number of directors on the Board, the Board has not felt it necessary at the present time to adopt a formal process to assess Board, Committee and individual director effectiveness. In view of the frequency of both formal and informal Board meetings during the course of the year there is ample opportunity for each director to assess the effectiveness of all other directors. The Corporation is not proposing to adopt a formal process for assessment at the present time.

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6.        CERTIFICATE OF APPROVAL OF DIRECTORS

This Information Circular and the mailing of same to shareholders has been approved by the Board of Directors of the Corporation.

Additional information relating to the Corporation is available on SEDAR at www.sedar.com. The Corporation’s annual management discussion and analysis and a copy of this Circular is available to anyone, upon request, from Joseph Fuda at (416) 364-6513. All financial information in respect of the Corporation is provided in the comparative financial statements and management discussion and analysis for its recently completed financial year.

DATED this 28th day of June, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

"Joseph Fuda" (signed)
Joseph Fuda
President, C.E.O. and Director

SCHEDULE "A"

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
MICROMEM TECHNOLOGIES INC.

STATEMENT OF POLICY

The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Committee serves a board level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the members in business, financial and accounting matters.

ORGANIZATION

The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors who are independent of management and the Company. A Chairperson and the Committee members shall be elected annually by the affirmative vote of at least a majority of the Board of Directors.

All members of the Committee shall be considered independent if they comply with Multilateral Instrument 52-110 – Audit Committee.

All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

MEETINGS

The Committee shall meet at least annually (or more frequently as appropriate). At least one meeting (or more frequently as appropriate) should be with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. Meetings may be held in person or by telephone conference. The Committee shall report on a regular basis its activities to the Board and shall make such recommendations to the Board as it deems appropriate.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. The Committee should take the appropriate actions to set the overall corporate example for quality financial reporting, sound business risk practices and ethical behaviour.

The Committee is not expected to audit the Company, to define the scope of the audit, to control the Company’s accounting practices, or define the standards to be used in preparing the Company’s financial statements. Company management is responsible for preparing the financial statements and the independent auditors are responsible for auditing those statements.

A-1

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement or deviate from them as appropriate. The Committee shall:

1.     Evaluate, review and recommend to the Board the selection (or, where appropriate, replacement) of the Company’s independent auditors, subject to stockholder approval.

2.     Provide guidance to, and receive reports from, the Company’s independent auditors and financial management.

3.     Review the interim financial statements and earnings release (if any) with management, prior to releasing the same to the public. The Chairperson (or other Committee delegate) may represent the entire Committee for purposes of review with management and the independent auditors.

4.     Discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

5.     Review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 20-F in the United States and as required in Canadian jurisdictions where the Company is a reporting issuer and provide judgments about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosure in the financial statements.

6.     If the Company becomes subject to the U.S. proxy rules, prepare a report to be included in the Company’s proxy statement for each annual meeting that discloses whether the Committee (i) has reviewed and discussed the audited financial statements with management; has discussed Statement on Auditing Standards 61 ("SAS 61") "Communicating with Audit Committees" and Independence Standards Board Standard No. 1, "Auditor Independence" with the independent auditors; and (ii) has recommended to the Board that the financial statements be included in the Annual Report on Form 20-F for the last fiscal year.

7.     Meet annually with the independent auditors to review the scope, proposed audit fees and related detail of the forthcoming annual year-end audit to be conducted by the independent auditors. Review the extent of "non-audit" services and related fee proposals that may be requested from the independent auditors from time to time.

8.     Discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, as well as legal and ethical compliance programs.

9.     Evaluate the professional competency of the financial staff and the internal auditors, as well as the quality of their performance in discharging their respective responsibilities.

10.     Consult with management in an effort to resolve areas of questionable performance or deficiencies in structure or personnel.

11.     Discuss with the independent auditors the auditors’ independence from management and the Company, including matters in the written disclosures required by the Independence Standards Board.

12.     Review this Charter annually and recommend to the Board appropriate changes to it. In addition, if the Company becomes subject to the U.S. proxy rules, confirm that the Charter is included as an appendix to the annual stockholders’ meeting proxy statement at least every three years, or promptly after any significant amendment to it.

A-2

SCHEDULE "B"

CODE OF ETHICS OF
MICROMEM TECHNOLOGIES INC.

MICROMEM TECHNOLOGIES INC.

CODE OF BUSINESS CONDUCT AND ETHICS

I.      Purpose

This Code of Business Conduct and Ethics (this "Code") provides a general statement of the Company’s expectations regarding the ethical standards that each director, officer and employee should adhere to while acting on behalf of the Company. Each director, officer and employee is expected to read and become familiar with the ethical standards described in this Code and may be required, from time to time, to affirm his or her agreement to adhere to such standards by signing the Compliance Certificate that appears at the end of this Code.

II.      Administration

The Company’s Audit Committee is responsible for setting the standards of business conduct contained in this Code and updating these standards as it deems appropriate to reflect changes in the legal and regulatory framework applicable to the Company, the business practices within the Company’s industry, the Company’s own business practices, and the prevailing ethical standards of the communities in which the Company operates. While the Company’s Chief Executive Officer will oversee the procedures designed to implement this Code to ensure that they are operating effectively, it is the individual responsibility of each director, officer and employee of the Company to comply with this Code.

III.    Compliance with Laws, Rules and Regulations

The Company will comply with all laws and governmental regulations that are applicable to the Company’s activities, and expects that all directors, officers and employees acting on behalf of the Company will obey the law. Specifically, the Company is committed to:

  maintaining a safe and healthy work environment;

  promoting a workplace that is free from discrimination or harassment based on race, color, religion, sex or other factors that are unrelated to the Company’s business interests;

  supporting fair competition and laws prohibiting restraints of trade and other unfair trade practices;

  conducting its activities in full compliance with all applicable environmental laws;

  keeping the political activities of the Company’s directors, officers and employees separate from the Company’s business.

  prohibiting any illegal payments to any government officials or political party representatives of any country; and

  complying with all applicable state and federal securities laws.

Directors, officers and employees are prohibited from illegally trading the Company’s securities while in possession of material, nonpublic information about the Company.

IV.    Conflicts of Interest; Corporate Opportunities

Directors, officers and employees should not be involved in any activity which creates or gives the appearance of a material conflict of interest between their personal interests and the Company’s interests. In particular except with the express consent of the Board, no director, officer or employee shall:

  be consultant to, or a director, officer or employee of, or otherwise operate an outside business:

-         that markets products or services in competition with the Company’s current or potential products and services;

-         that supplies products or services to the Company; or

-         that purchases products or services from the Company;

  have any financial interest, including stock ownership, in any such outside business that might create or give the appearance of a conflict of interest other than holding of not more than 5% of a publicly traded company;

  seek or accept any personal loan or services from any such outside business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

  be a consultant to, or a director, officer or employee of, or otherwise operate an outside business if the demands of the outside business would interfere in any material way with the director’s, officer’s or employee’s responsibilities with the Company;

  accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements are legally permissible;

  conduct business on behalf of the Company with immediate family members, which include spouses, children, parents, siblings and persons sharing the same home whether or not legal relatives; or

  use the Company’s property, information or position for personal gain.

The appearance of a conflict of interest may exist if an immediate family member of a director, officer or employee of the Company is a consultant to, or a director, officer or employee of, or has a significant financial interest in, a competitor, supplier or customer of the Company, or otherwise does business with the Company.

 Directors and officers shall notify the Company’s outside counsel and employees who are not directors or officers shall notify their immediate supervisor of the existence of any actual or potential conflict of interest.

V.     Confidentiality; Protection and Proper Use of the Company’s Assets

Directors, officers and employees shall maintain the confidentiality of all information entrusted to them by the Company or its suppliers, customers or other business partners, except when disclosure is authorized by the Company or legally required.

Confidential information includes (1) information marked "Confidential," "Private," "For Internal Use Only," or similar legends, (2) technical or scientific information relating to current and future products, services or research, (3) business or marketing plans or projections, (4) earnings and other internal financial data, (5) personnel information, (6) supply and customer lists and (7) other non-public information that, if disclosed, might be of use to the Company’s competitors, or harmful to the Company or its suppliers, customers or other business partners.

To avoid inadvertent disclosure of confidential information, directors, officers and employees shall not discuss confidential information with or in the presence of any unauthorized persons, including family members and friends.

Directors, officers and employees are personally responsible for protecting those Company assets that are entrusted to them and for helping to protect the Company’s assets in general.

Directors, officers and employees shall use the Company’s assets for the Company’s legitimate business purposes only.

VI.    Fair Dealing

The Company is committed to promoting the values of honesty, integrity and fairness in the conduct of its business and sustaining a work environment that fosters mutual respect, openness and individual integrity. Directors, officers and employees are expected to deal honestly and fairly with the Company’s customers, suppliers, competitors and other third parties. To this end, directors, officers and employees shall not:

  make false or misleading statements to customers, suppliers or other third parties;

  make false or misleading statements about competitors;

  solicit or accept from any person that does business with the Company, or offer to extend to any such person,

-        cash of any amount; or

-        gifts, gratuities, meals or entertainment that could influence or reasonably give the appearance in influencing the Company’s business relationship with that person or go beyond common courtesies usually associated with accepted business practice;

  solicit or accept any fee, commission or other compensation for referring customers to third-party vendors; or

  otherwise take unfair advantage of the Company’s customers or suppliers, or other third parties, through manipulation, concealment, abuse of privileged information or any other unfair-dealing practice.

VII.   Accurate and Timely Periodic Reports

The Company is committed to providing investors with full, fair, accurate, timely and understandable disclosure in the periodic reports that it is required to file. To this end, the Company shall:

  comply with generally accepted accounting principles at all times;

  maintain a system of internal accounting controls that will provide reasonable assurances to management that all transactions are properly recorded;

  maintain books and records that accurately and fairly reflect the Company’s transactions;

  prohibit the establishment of any undisclosed or unrecorded funds or assets;

  maintain a system of internal controls that will provide reasonable assurances to management that material information about the Company is made known to management, particularly during the periods in which the Company’s periodic reports are being prepared; and

  present information in a clear and orderly manner and avoid the use of legal and financial jargon in the Company’s periodic reports.

VIII.  Reporting and Effect of Violations

Directors and officers shall report, in person or in writing, any known or suspected violations of laws, governmental regulations or this Code to the Chairman of the Company’s Audit Committee. Employees who are not directors or officers shall report such violations to their immediate supervisor. The Company will not allow any retaliation against a director, officer or employee who acts in good faith in reporting any such violation.

The Company’s Audit Committee, with the assistance of the Company’s outside counsel, will investigate any reported violations and will oversee an appropriate response, including corrective action and preventative measures. Directors, officers and employees that violate any laws, governmental regulations or this Code will face appropriate, case specific disciplinary action, which may include demotion or discharge.

IX.   Waivers

The provisions of this Code may be waived for directors or executive officers only by a resolution of the Company’s independent directors. The provisions of this Code may be waived for employees who are not directors or executive officers by the Company’s Chief Executive Officer. Any waiver of this Code granted to a director or executive officer will be publicly disclosed as required by the securities exchange or association on which the Company’s securities are listed for trading. Any change in or waiver of this Code for senior financial officers will be publicly disclosed as required by the Securities Exchange Commission.

COMPLIANCE CERTIFICATE

                I have read and understand the Company’s Code of Business Conduct and Ethics (the "Code"). I will adhere in all respects to the ethical standards described in the Code. I further confirm my understanding that any violation of the Code will subject me to appropriate disciplinary action, which may include demotion or discharge.

                 I certify to the Company that I am not in violation of the Code, unless I have noted such violation in a signed Statement of Exceptions attached to this Compliance Certificate.

Date: <>

__________________________________________
Name:
Title/Position:

Check one of the following

□   A Statement of Exceptions is attached.

□   No Statement of Exceptions is attached.

SCHEDULE "C"

RESOLUTIONS OF THE SHAREHOLDERS OF

MICROMEM TECHNOLOGIES INC.

Amendment to Stock Option Plan

"BE IT RESOLVED THAT:

1.

the Corporation is hereby authorized to amend and restate the "2006 Micromem Technologies Inc. Stock Option Plan", as set forth in the form of the stock option plan attached hereto as Exhibit "1" and to rename it the "2007 Micromem Technologies Inc. Stock Option Plan" (the "New Plan");

2.

the number of shares that may be issued pursuant to options to be granted under the New Plan is increased by 4,000,000 such that the total number of shares that may be issued pursuant to options granted under the New Plan is 15,600,000 (including shares issuable pursuant to options previously granted and that are outstanding); and

3.

any officer and/or director of the Corporation be and he is hereby authorized and directed, for and in the name of and on behalf of the Corporation, to execute and deliver all such other agreements, amendments, instruments, certificates and other documents and to do all such other acts and things as he may determine to be necessary or advisable to carry out the foregoing resolution."

EXHIBIT "1"

MICROMEM TECHNOLOGIES INC.

2007 DIRECTORS, OFFICERS AND EMPLOYEES STOCK OPTION PLAN

1.	PURPOSE OF THE PLAN

1.1

The purpose of the Plan is to attract, retain and motivate persons with the required training, experience and leadership as directors, officers, employees and key service providers of the Corporation and its Subsidiaries and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation. This Plan shall serve to amend and restate the Corporation’s 2006 Stock Option Plan which was approved by shareholders on June 28, 2006.

2.	DEFINED TERMS

Where used herein, the following terms shall have the following meanings, respectively:

2.1	"Board" shall mean the board of directors of the Corporation;

2.2	"Corporation" means Micromem Technologies Inc.;

2.3	"Eligible Person" means:

(i) any director, officer or employee of the Corporation or any Subsidiary, or any other Service Provider (an "Eligible Individual"); or

(ii) a corporation of which an Eligible Individual is an employee or shareholder (an "Employee Corporation");

2.4	"Insider" means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Corporation;

2.5

 "Market Price" at any date in respect of the Shares means the closing sale price of the Shares on the OTC Bulletin Board (or other stock exchange on which the Shares are listed and posted for trading from time to time as may be selected for such purpose by the Board) on the trading day immediately preceding such date. In the event that the Shares did not trade on such trading day, the Market Price shall be the average of the bid and ask prices in respect of the Shares at the close of trading on such trading day. In the event that the Shares are not listed and posted for trading on any stock exchange or quotation system, the Market Price shall be the fair market value of the Shares as determined by the Board in its sole discretion;

2.6	"Option" means an option to purchase Shares granted to an Eligible Person under the Plan;

2.7	"Option Price" means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8 hereof;

2.8	"Optioned Shares" means the Shares issuable pursuant to an exercise of Options;

2.9

"Optionee" means an Eligible Person to whom an Option has been granted and who continues to hold such Option; 2.10 "Plan" means this Micromem Technologies Inc. Stock Option Plan, as the same may be further amended or varied from time to time;

2.11	"Service Provider" means:

	(i)	an employee or Insider of the Corporation or any Subsidiary; or

	(ii)	any other person or company engaged to provide ongoing management or consulting services for the Corporation or for any entity controlled by the Corporation;

2.12

"Shares" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment; and

2.13	"Subsidiary" means any corporation which is a subsidiary, as such term is defined in Subsection 1(2) of the Business Corporations Act (Ontario), of the Corporation.

3.	ADMINISTRATION OF THE PLAN

3.1	The Plan shall be administered by the Board.

3.2	The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

	(a)	to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b)

to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Board shall be final, binding and conclusive for all purposes;

	(c)	to determine the number of Shares covered by each Option;

	(d)	to determine the Option Price of each Option;

	(e)	to determine the time or times when Options will be granted and exercisable;

	(f)	to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

	(g)	to prescribe the form of the instruments relating to the grant, exercise and other terms of the Options.

3.3	The Board may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:

2

(a)

represented, warranted and agreed in form and substance satisfactory to the Corporation that he or she is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his or her own account, for investment and not with a view to or in connection with any distribution, that he or she has had access to such information as is necessary to enable him or her to evaluate the merits and risks of such investment and that he or she is able to bear the economic risk of holding such Shares for an indefinite period;

(b)

agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions (including any notation required by any securities regulatory authority, stock exchange or trading facility having jurisdiction); and

(c)	agreed to indemnify the Corporation in connection with the foregoing.

3.4

Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

3.5

This Plan shall be read and interpreted consistently with all applicable laws, rules, regulations and policies of any securities regulatory authority, stock exchange or trading facility having jurisdiction and, to the extent of any inconsistency between the terms of this Plan and the provisions of such laws, rules, regulations and policies, the provisions of such laws, rules, regulations and policies shall prevail.

4.	SHARES SUBJECT TO THE PLAN

Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance upon the exercise of all Options granted under the Plan, subject to any adjustment of such number pursuant to the provisions of Article 8 hereof, shall not exceed 15,600,000 or such greater number of Shares as may be determined by the Board and approved, if required, by the shareholders of the Corporation and by any relevant stock exchange or other regulatory authority (including shares issuable pursuant to options previously granted and that are outstanding under the 2006 Stock Option Plan). Optioned Shares in respect of which Options are not exercised shall be available for subsequent Options. No fractional Shares may be purchased or issued under the Plan.

5.	ELIGIBILITY; GRANT; TERMS OF OPTIONS

5.1	Options may be granted to any Eligible Person in accordance with this Article 5.

5.2	Options may be granted by the Corporation to the extent that they have been approved by theBoard.

5.3

Subject as herein and otherwise specifically provided in this Article 5, the number of Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the 3 extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board or a director or officer of the Corporation designated by the Board to make such determination.

3

5.4

Each Option granted under this Plan shall be exercisable for a maximum period of ten (10) years from the date the Option is granted to the Optionee. Subject to this section 5.4, the Board shall, at the time of granting an Option, determine the time or times when an Option or a part of an Option shall be exercisable.

5.5

Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Market Price on the date on which the grant of the Option is approved by the Board unless otherwise permitted under applicable laws, rules and regulations and the rules of any stock exchange or trading facility through which the Shares may be traded from time to time. If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid non-assessable Shares at the price paid therefore.

5.6

An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

6.	TERMINATION OF EMPLOYMENT, DEATH

6.1

Subject to Sections 6.2 and 6.3 hereof and to any express resolution passed by the Board with respect to an Option, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person.

6.2

If, before the expiry of an Option in accordance with the terms thereof, an Optionee shall cease to be an Eligible Person (an "Event of Termination") for any reason other than the termination for "cause" of his or her employment with the Corporation or any Subsidiary then the Optionee may:

(a)

exercise the Option to the extent that he or she was entitled to do so at the time of such Event of Termination, at any time up to and including, but not after, the forty-fifth (45th) day after the date of such Event of Termination, or prior to the close of business on the expiration date of the Option, whichever is earlier; and

(b)

with the prior written consent of the Board, which consent may be withheld arbitrarily in the Corporation's sole discretion, exercise any part of the Option which was not exercisable at the time of the occurrence of the Event of Termination at any time up to and including, but not after, the ninetieth (90th) day after the date of such Event of Termination, or prior to the close of business on the expiration date of the Option, whichever is earlier, to purchase all or any of the Optioned Shares as the Board may designate but not exceeding the number of Optioned Shares the Optionee would have otherwise been entitled to purchase pursuant to the Option had the Optionee's status as an Eligible Person been maintained for the term of the Option.

6.3	If an Optionee dies before the expiry of an Option in accordance with the terms thereof, the Optionee's legal representative(s) may, subject to the terms of the Option and the Plan:

(a)

exercise the Option to the extent that the Optionee was entitled to do so at the date of his or her death at any time up to and including, but not after, the date which is one year after the date of death of the Optionee, or prior to the close of business on the expiration date of the Option, whichever is earlier; and

4

(b)

with the prior written consent of the Board, exercise at any time up to and including, but not after, the date which is one year after the date of death of the Optionee, or prior to the close of business on the expiration date of the Option, whichever is earlier, any part of the Option which was not exercisable at the time of the Optionee's death to purchase all or any of the Optioned Shares as the Board may designate but not exceeding the number of Optioned Shares the Optionee would have otherwise been entitled to purchase had the Optionee survived.

6.4

For greater certainty, Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director of the Corporation provided that the Optionee continues to be an Eligible Person.

6.5

For the purposes of this Article 6, a determination by the Corporation that an Optionee was discharged for "cause" shall be binding on the Optionee; provided, however, that such determination shall not be conclusive of the Optionee's potential entitlement to damages for the loss of the right to exercise an Option in the event that a court of competent jurisdiction ultimately determines that the discharge was without "cause".

6.6	If the Optionee is an Employee Corporation, the references to the Optionee in this Article 6 shall be deemed to refer to the Eligible Individual associated with the Employee Corporation.

6.7

If an Optionee has been terminated "for cause" or does not exercise his or her options in accordance with the provisions of sections 6.2 or 6.3 as the case may be, the number of options not exercised shall be added to the number of options remaining available to be granted under the Plan.

7.	EXERCISE OF OPTIONS

7.1

Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash or certified cheque, of the Option Price of the Shares then being purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2	Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

(a)

completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b) the admission of such Shares to listing on any stock exchange on which the Shares may then be listed;

(c)

the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

5

	(d)	the satisfaction of any conditions on exercise prescribed pursuant to Section 3.4 hereof.

7.3

Options shall be evidenced by a share option agreement, instrument or certificate in such form not inconsistent with this plan as the Board may from time to time determine as provided for under Subsection 3.2 (g), provided that the substance of Article 5 be included therein.

8.	CERTAIN ADJUSTMENTS

8.1

In the event of any subdivision or redivision of the Shares into a greater number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such subdivision or redivision if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.2

In the event of any consolidation of the Shares into a lesser number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such consolidation if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.3

If at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Sections 8.1 and 8.2 or, subject to the provisions of Subsection 9.2(a) hereof, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the "Successor Corporation"), or the Corporation shall pay a stock dividend (other than any dividends in the ordinary course), the Optionee shall be entitled to receive upon the subsequent exercise of his or her Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) and/or other consideration from the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or, subject to the provisions of Subsection 9.2(a) hereof, as a result of such consolidation, merger, amalgamation, or stock dividend, if on the record date of such reclassification, reorganization, other change or stock dividend, or the effective date of such consolidation, merger or amalgamation or dividend payment, as the case may be, he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.4

In the event the Corporation should declare and pay a special cash dividend or other distribution out of the ordinary course, a special dividend in specie on the Shares, or a stock dividend other than in the ordinary course, the Option Price of all Options outstanding on the record date of such dividend or other distribution shall be reduced by an amount equal to the cash payment or other distribution or the fair market value of the dividend in specie or stock dividend or other distribution, as determined by the Board in its sole discretion. Any such reduction in the Option Price shall be subject to regulatory approval and the Option Price shall not be less than $0.01 per Share.

6

9.	AMENDMENT OR DISCONTINUANCE OF THE PLAN

9.1

The Board may amend or discontinue the Plan at any time, provided, however, that no such amendment may materially and adversely affect any Option previously granted to an Optionee without the consent of the Optionee, except to the extent required by law. Any such amendment shall, if required, be subject to the prior approval of, or acceptance by, any stock exchange on which the Shares are listed and posted for trading. For greater certainty, the Board may, by resolution duly passed, amend this Plan to reduce the number of shares in respect of which options have not been granted at the date of such resolution and that are subject to this Plan, to meet the requirements of any stock exchange or regulatory authority.

9.2	Notwithstanding anything contained to the contrary in this Plan or in any resolution of the Board in implementation thereof:

(a)

in the event the Corporation proposes to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned Subsidiary) or to liquidate, dissolve or wind-up, or in the event an offer to purchase or repurchase the Shares of the Corporation or any part thereof shall be made to all or substantially all holders of Shares of the Corporation, the Corporation shall have the right, upon written notice thereof to each Optionee holding Options under the Plan, to permit the exercise of all such Options within the 20 day period next following the date of such notice and to determine that upon the expiration of such 20 day period, all rights of the Optionees to such Options or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate andcease to have further force or effect whatsoever;

(b)

in the event of the sale by the Corporation of all or substantially all of the assets of the Corporation as an entirety or substantially as an entirety so that the Corporation shall cease to operate as an active business, any outstanding Option may be exercised as to all or any part of the Optioned Shares in respect of which the Optionee would have been entitled to exercise the Option in accordance with the provisions of the Plan at the date of completion of any such sale at any time up to and including, but not after the earlier of: (i) the close of business on that date which is thirty (30) days following the date of completion of such sale; and (ii) the close of business on the expiration date of the Option; but the Optionee shall not be entitled to exercise the Option with respect to any other Optioned Shares;

(c)

subject to the rules of any relevant stock exchange or other regulatory authority, the Board may, by resolution, advance the date on which any Option may be exercised or extend the expiration date of any Option. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which Options may be exercised by any other Optionee; and

(d)

the Board may, by resolution, but subject to applicable regulatory requirements, decide that any of the provisions hereof concerning the effect of termination of the Optionee's employment shall not apply to any Optionee for any reason acceptable to the Board.

Notwithstanding the provisions of this Article 9, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan as amended, shall be filed with the records of the Corporation and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

7

10.	MISCELLANEOUS PROVISIONS

10.1

An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

10.2

Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ of the Corporation or any Subsidiary, or affect in any way the right of the Corporation or any Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of any Optionee beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

10.3

Notwithstanding Section 5.8 hereof, Options may be transferred or assigned between an Eligible Individual and the related Employee Corporation provided the assignor delivers notice to the Corporation prior to the assignment.

10.4

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario, the laws of Canada and the laws of the United States of America applicable therein.

11.	SHAREHOLDER AND REGULATORY APPROVAL

11.1

The Plan shall be subject to ratification by the shareholders of the Corporation to be effected by a resolution passed at a meeting of the shareholders of the Corporation, and to acceptance by any other relevant regulatory authority. Any Options granted prior to such ratification and acceptance shall be conditional upon such ratification and acceptance being given and no such Options may be exercised unless and until such ratification and acceptance are given.

DATED this 28th day of June, 2007.

8

SCHEDULE "E"

RESOLUTIONS OF THE SHAREHOLDERS OF

MICROMEM TECHNOLOGIES INC.

Ratification of all Acts of the Officers and Directors

"BE IT RESOLVED THAT all acts of the directors and officers of the Corporation since the date of the last annual meeting are approved, confirmed and ratified."

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS TORONTO     ●    MONTREAL

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of
Micromem Technologies Inc.
(A Development Stage Company)

We have audited the consolidated balance sheets of Micromem Technologies Inc. as at October 31, 2006 and 2005, and the consolidated statements of operations and deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

We also audited the adjustments in Note 8 (b) to the consolidated financial statements that were applied to restate the 2004 and 2003 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

Accounting principles generally accepted in the United States of America are consistent with those applicable in Canada in all material respects (see note 16).

The consolidated statement of operations for the cumulative period from September 3, 1997 to October 31, 2004 were audited by other auditors who expressed opinions without reservation on those statements in their reports dated February 11, 2005, December 5, 2003, January 27, 2003, November 16, 2001, December 13, 2000, February 25, 2000 and December 20, 1999.

"SCHWARTZ LEVITSKY FELDMAN LLP"
Toronto, Ontario, Canada	Chartered Accountants
February 23, 2007	Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS TORONTO     ●    MONTREAL

COMMENTS BY AUDITORS FOR US READERS ON
CANADA – US REPORTING DIFFERENCE

In the United States, reporting standards for auditors require that the following information be included in the auditor’s report:

The addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in note 2 to the consolidated financial statements. Our report to the shareholders dated February 23, 2007 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the consolidated financial statements.

The segregation and quantification of cumulative expenses from September 3, 1997 to October 31, 2004 is required to be disclosed in the introductory paragraph of the auditor’s report. Such disclosure would state that the cumulative expenses of $32,655,088 for the period from September 3, 1997 to October 31, 2004 were audited by other auditors whose reports have been furnished to us and our opinion, in so far as it relates to the cumulative financial information for the Company for the period from September 3, 1997 through October 31, 2004, is based solely on the reports of other auditors. Our opinion on the consolidated financial statements would refer the reports of the other auditors for the period from September

3, 1997 to October 31, 2004. Our report to the shareholders dated February 23, 2007 is expressed in accordance with Canadian reporting standards, which do not permit reference to the reports of other auditors in our auditor’s report.

The reference to a restatement of the 2004 and 2003 comparative figures as described in note 8(b) to the consolidated financial statements is normally presented in the introductory paragraph under US reporting standards.

"SCHWARTZ LEVITSKY FELDMAN LLP"
Toronto, Ontario, Canada	Chartered Accountants
February 23, 2007	Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663

MICROMEM TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

Consolidated Balance Sheet
(Expressed in United States dollars)
(See Note 2 - Going Concern)

As at	October 31, 2006	October 31, 2005
	.

Assets
Current assets:
Cash and cash equivalents	$406,702	$642,803
Deposits and other receivables (Note 5)	58,738	85,572
	465,440	728,375
Property and equipment (Note 6)	-	-
Patents and trademarks (Note 7)	-	-
Royalty rights (Note 4 and Note 10)	-	-
	465,440	728,375

Liabilities and Shareholders' Deficiency
Current liabilities:
Accounts payable and accrued liabilities Note 5)	914,363	803,206

Shareholders' Deficiency:
Share capital: (Note 8)
Authorized:
2,000,000 special preference shares, redeemable, voting
Unlimited common shares without par value
Issued and outstanding:
69,191,299 common shares ( 2005: 64,719,449)	35,930,615	34,305,087
Contributed Surplus (Notes 8 (b) and 9)	22,198,672	20,140,112
Deficit accumulated during the development stage	(58,578,210)	(54,520,030)
	(448,923)	(74,831)

	$465,440	$728,375

Commitments (Note 13)
Contingencies (Note 14)

“Joseph Fuda” (Signed)
Joseph Fuda, Director

“David Sharpless” (Signed)
David Sharpless, Director

See accompanying notes to the consolidated financial statements.

MICROMEM TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

Consolidated Statements of Operations and Deficit
(Expressed in United States dollars)

For the year ended October 31, 2006 (with comparative data)
				Period from
				September 03, 1997
	Oct. 31, 2006	Oct. 31, 2005	Oct. 31, 2004	to October 31, 2006
	(12 mos)	(12 mos)	(12 mos)

Interest and other income	$9,930	$8,703	$4,746	$550,017

Costs and expenses (income):
Administration	268,241	320,383	157,854	2,738,663
Professional, Management and consulting fees (Notes 8 (b) and 12 (c))	1,017,859	1,303,662	271,351	5,476,467
Wages and salaries (Note 12 (b))	172,169	152,628	31,563	9,693,971
Research and development (Notes 6 and 13)	368,969	362,141	378,410	7,125,802
Travel and entertainment	195,607	169,737	77,616	1,432,926
Amortization of property and equipment (Note 6)	-	2,925	5,410	344,466
Stock compensation expense (Note 8(b))	2,058,560	1,721,742	1,379,970	21,619,781
Unrealized foreign exchange loss (gain)	(13,295)	10,968	16,870	(56,467)
Amortization of patents and trademarks	-	-	-	67,596
Operating leases	-	-	-	109,412
Loss on sale of investment	-	-	-	54,606
Write-down of investment	-	-	-	61,020
Write-down of royalty rights (Note 10)	-	-	-	10,000,000
Write-down of patents and trademarks (Note 7)	-	-	-	299,820
Interest expense	-	-	-	75,027
Loss on sale of property and equipment	-	-	-	65,460
	4,068,110	4,044,186	2,319,044	59,108,550

Loss before income taxes	(4,058,180)	(4,035,483)	(2,314,298)	(58,558,533)

Provision for income taxes (Note 11)	-	-	-	19,677

Net loss for the period	(4,058,180)	(4,035,483)	(2,314,298)	(58,578,210)

Deficit accumulated during the
development stage, beginning of period - as restated (Note 8)	(54,520,030)	(50,484,547)	(48,170,249)	-

Deficit accumulated during the
development stage, end of period	($58,578,210)	($54,520,030)	(50,484,547)	(58,578,210)

Loss per share - basic and diluted	(0.06)	(0.07)	(0.04)	(1.19)

Weighted average number of shares	66,709,353	62,155,234	52,958,975	49,216,384

See accompanying notes to the consolidated financial statements.

MICROMEM TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

Consolidated Statement of Cash Flows
(Expressed in United States dollars)

For the year ended October 31, 2006 (with comparative data)
				Period from
				September 03, 1997
	Oct. 31, 2006	Oct. 31, 2005	Oct. 31, 2004	to October 31, 2006
	(12 mos)	(12 mos)	(12 mos)

Cash flows from operating activities:
Net loss for the period	($4,058,180)	($4,035,483)	($2,314,298)	($58,578,210)
Adjustments to reconcile loss for
the period to net cash used in operating activities:
Amortization of patents and trademarks	-	-	-	67,596
Amortization of property and equipment	-	2,925	5,410	529,686
Stock option expense	2,058,560	1,721,742	1,379,970	21,619,781
Loss on sale of investment	-	-	-	54,606
Write down of investment	-	-	-	61,020
Loss on disposal of property and equipment	-	-	-	65,460
Write-down of royalty rights	-	-	-	10,000,000
Write-down of patents and trademarks	-	-	-	299,820
Share compensation expense				7,285,696
Non-cash wages and salaries	-	-	-	34,000
Change in non cashworking capital Items				-
Decrease (increase) in deposits and other receivables	26,834	(52,010)	13,645	(50,141)
Increase (decrease) in accounts payable and accrued liabilities	111,157	366,582	190,924	803,523
Net cash used in operating activities	($1,861,629)	(1,996,244)	(724,349)	(17,807,163)

Cash flows from investing activities:
Purchase of property and equipment	-	-	(4,567)	(729,604)
Proceeds on disposal of property and equipment	-	-	-	134,458
Patents and trademarks	-	-	-	(367,416)
Sale of available-for-sale Investment	-	-	-	260,641
Royalty rights	-	-	-	(2,000,000)
Term deposits		87,243	132,687
Net cash provided by (used in) investing activities	-	87,243	128,120	(2,701,921)

Cash flows from financing activities:
Issue of common shares	1,625,528	2,201,300	867,500	20,335,061
Net proceeds from shareholder's Loan	-	-	-	544,891
Loan proceeds from Avanticorp International Inc.	-	-	-	112,031
Rights issue costs	-	-	-	(76,197)
Net cash provided by financing activities	1,625,528	2,201,300	867,500	20,915,786

Increase (decrease) in cash and cash equivalents	(236,101)	292,299	271,271	406,702

Cash and cash equivalents, beginning of period	642,803	$350,504	79,233	-
				-
Cash and cash equivalents, end of period	$406,702	$642,803	$350,504	$406,702

Supplemental cash flow information:
Interest paid	-	-	-	76,987
Income taxes paid	-	-	-	66,722

See accompanying notes to the consolidated financial statements.

MICROMEM TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIENCY
(Expressed in United States dollars)

October 31, 2006
	Number of	Share	Contributed	Deferred	Deficit
	Shares	Capital	Surplus	Share	Accumulated
				Compensation	During
					Development
					Stage
Micromem share capital, October 31, 1998	3,490,643	$ -	$ -	$ -	$ -
Exercise of director's stock options	490,000	-	-	-	-
Pageant share capital, October 31, 1998	-	1	-	-	-
Net loss for the year	-	-	-	-	(500,992)
Common shares of Pageant, December 4, 1998	-	4,999	-	-	-
Assigned fair value of net assets (Note 1)	32,000,000	549,140	-	-	-
Micromem share capital, September 11, 1999	35,980,643	554,140	-	-	(500,992)

Exercise of common share purchase warrants for cash	120,676	164,053	-	-	-
Private placement of common shares for cash, May 17, 1999	350,000	1,050,000	-	-	-
Shareholder loan forgiven (Note 9)	-	-	544,891	-	-
Exercise of stock options for cash	100,000	300,000	-	-	-

Net loss for the year	-	-	-	-	(5,207,787)
Balance, October 31, 1999	36,551,319	2,068,193	544,891	-	(5,708,779)

Exercise of common share purchase warrants for cash	182,087	274,717	-	-	-
Exercise of stock options for cash	100,000	300,000	-	-	-
Deferred share compensation (Note 12)	-	-	2,711,881	(453,219)	-
Private placement of common shares for cash, February 10, 2000	2,000,000	5,000,000	-	-
Common shares issued pursuant to compensation agreements, March 15, 2000	901,110	4,206,447	-	-	-
Stock options issued to directors/consultants			9,681,257
Net loss for the year	-	-	-	-	(16,940,613)
Balance, October 31, 2000	39,734,516	11,849,357	12,938,029	(453,219)	(22,649,392)

Exercise of common share purchase warrants for cash	362,450	554,655	-	-	-
Common shares issued under rights offering November 20, 2000	304,674	1,119,058	-	-	-
Exercise of stock options for cash	800,000	2,400,000	-	-	-
Deferred share compensation (Note 12)	-	-	(453,219)	453,219	-
Stock-based compensation	-	-	34,000	-	-
Exercise of director's stock options for cash, January 17, 2001	714,686	71,469	-	-	-
Common shares issued pursuant to compensatory stock options, at January 17, 2001 (Note 12 (a))	-	1,581,242	(1,581,242)	-	-
Adjustment-share compensation expenses (Note 12)	-	-	(677,420)	-	-
Common shares issued pursuant to compensation agreement, January 23, 2001(Note 12 (a))	11,192	66,461	-	-	-
Private placement of common shares for cash, March 21, 2001	2,000,000	4,000,000	-	-	-
Common shares issued under asset purchase agreement to Estancia Limited, March 14, 2001	2,007,831	8,000,000	-	-	-
Compensation shares due but not issued (Note 12)	-	-	1,431,545	-	-
Stock options issued to directors/consultants			4,627,752
Net loss for the year	-	-	-	-	(9,187,377)

Balance, October 31, 2001	45,935,349	$29,642,242	$16,319,455	$ -	($31,836,769)

MICROMEM TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIENCY
(Expressed in United States dollars)

October 31, 2006
	Number of	Share	Contributed	Deferred	Deficit
	Shares	Capital	Surplus	Share	Accumulated
				Compensation	During
					Development
					Stage
Balance, October 31, 2001	45,935,349	$29,642,242	$16,319,445	$ -	($31,836,769)
Stock options issued to directors/consultants			1,832,500
Shares issued pursuant to compensatory agreement, March 26, 2002 (Note 12)	765,588	1,431,545	(1,431,545)	-	-
Net loss for the year	-	-	-	-	(14,565,515)
Balance, October 31, 2002	46,700,937	31,073,787	16,720,400	-	(46,402,284)

Private placement of common shares for cash, August 13, 2003 (Note 8(d))	2,031,250	162,500	-	-	-
Net loss for the year	-	-	-	-	(1,767,965)
Stock options issued to directors/consultants			318,000
Balance, October 31, 2003	48,732,187	31,236,287	17,038,400	-	($48,170,249)

Private Placement of common shares for cash, December 2003 (Note 8 (e) ii)	500,000	40,000	-	-	-
Private Placement of common shares for cash, December 2003 (Note 8 (e) i)	300,000	33,000	-	-	-
Exercise of common share purchase warrants for cash (Note 8(d), August 2004	2,031,250	162,500	-	-	-
Exercise of common share purchase warrants for cash (Note 8 (e) ii), June-September 2004	1,000,000	80,000	-	-	-
Exercise of common share purchase warrants for cash (Note 8 (e) i), October 2004	200,000	22,000	-	-	-
Exercise of options for cash	5,300,000	530,000	-	-	-
Stock options issued to directors/consultants	-	-	1,379,970	-	-

Net loss for the year	-	-	-	-	(2,314,298)
Balance, October 31, 2004	58,063,437	32,103,787	18,418,370	-	($50,484,547)

Exercise of common share purchase warrants for cash (Note 8(e)), December – January 2005	400,000	44,000	-	-	-
Private placement of common shares for cash	1,028,334	617,000	-	-	-

Net loss for the quarter	-	-	-	-	(453,523)
Stock options issued to directors/consultants/employees	-	-	202,203	-
Balance at January 31, 2005	59,491,771	32,764,787	18,620,573	-	($50,938,070)

Exercise of common shares purchase warrants for cash (Note 8(d)), February, 2005	1,406,250	112,500	-	-	-
Private Placement of common shares for cash, March, 2005	1,300,000	845,000	-	-	-
Private Placement of common shares for cash, February, 2005	14,000	10,500	-	-	-
Legal expenses relating to private placements	-	(75,000)	-	-	-

Net loss for the quarter	-	-	-	-	(474,227)
Balance at April 30, 2005	62,212,021	33,657,787	18,620,573		(51,412,297)

Exercise of stock options (Note 8(b)), June, 2005	1,820,000	553,600
Settlement of accounts payable for common shares.	62,428	43,700
Stock options issued to directors/consultants/employees			903,040

Net loss for the quarter					(1,726,931)

Balance at July 31, 2005	64,094,449	$34,255,087	$19,523,613	$ -	($53,139,228)

Exercise of common shares purchase warrants for cash September, 2005	625,000	50,000	-
Stock options issued to directors/consultants/employees			616,499
Net loss for the quarter					(1,380,802)

Balance at October 31, 2005	64,719,449	$34,305,087	$20,140,112	$ -	($54,520,030)

Exercise of stock options (Note 8(b))	150,000	45,000
Stock options issued to directors/consultants/employees			143,786

Net loss for the quarter					(734,482)
Balance at January 31, 2006	64,869,449	34,350,087	20,283,898	-	(55,254,512)

Exercise of stock options (Note 8(b))	1,600,000	480,000

Net loss for the quarter					(333,768)
Balance at April 30, 2006	66,469,449	34,830,087	20,283,898	-	(55,588,280)

MICROMEM TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIENCY
(Expressed in United States dollars)
	Number of	Share	Contributed	Deferred	Deficit
	Shares	Capital	Surplus	Share	Accumulated
				Compensation	During
					Development
					Stage
Private placement of common shares for cash May 2006	150,000	75,000
Exercise of stock options (Note 8(b))	1,100,000	329,980
Exercise of common share purchase warrants for cash (Note 8(d))	771,850	485,548

Net loss for the quarter					(530,370)
Balance as at July 31, 2006	68,491,299	35,720,615	20,283,898	-	(56,118,650)

Exercise of stock options (Note 8(b))	700,000	210,000
Stock options issued to directors/consultants/employees			1,914,774

Net loss for the quarter					(2,459,560)
Balance at October 31, 2006	69,191,299	35,930,615	22,198,672	-	(58,578,210)

See accompanying notes to the consolidated financial statements.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

1.      Nature of business:

Micromem Technologies Inc. (“Micromem” or the “Company”) is a corporation incorporated under the laws of the Province of Ontario, Canada. By Articles of Amendment dated January 14, 1999, the Company changed its name from Avanticorp International Inc. to Micromem Technologies Inc. On January 11, 1999, the Company acquired all of the outstanding shares of Pageant Technologies Inc. (“Pageant”), a company subsisting under the laws of Barbados. This acquisition, was recorded as a reverse takeover under Canadian generally accepted accounting principles (“Canadian GAAP”) which, in the case of the Company, conforms with United States generally accepted accounting principles (“U.S. GAAP”).

The Company currently operates in a single segment as a developer of non-volatile magnetic memory technology. The Company has not generated significant revenue through October 31, 2006, has no planned principal operations and is devoting substantially all of its efforts to the development of its technology. Accordingly, for financial reporting purposes, the Company is a development stage enterprise.

On January 11, 1999, the Company issued 32,000,000 common shares and 1,000,000 warrants to acquire all of the issued and outstanding shares of Pageant. On that date, the total number of the Company shares outstanding was 35,980,643 shares. As a result of this transaction, the shareholders of Pageant owned 88.9% of the outstanding common shares of the Company and, accordingly, the purchase of Pageant was accounted for as a reverse takeover transaction. The transaction was accounted for by the purchase method with the results of operations included in the consolidated financial statements from the date of acquisition.

2.      Going concern:

These consolidated financial statements have been prepared on the “going concern” basis, which presumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company has incurred substantial losses to date. It will be necessary to raise additional funds for the continuing development, testing and commercial exploitation of its technology. The sources of these funds have not yet been identified and there can be no certainty that sources will be available in the future.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

Certain principal conditions and events are prevalent which indicate that there is substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. These include:

a.     Recurring operating losses
b.     Stockholders' deficiency
c.     Working Capital deficiency

Management has initiated certain plans, which it believes will mitigate and alleviate these conditions and events including:

a. Exploring alternative sources of financing as to be able to continue its research and development.
b. Implementation of cost-cutting measures.

The Company continues to pursue its research initiatives as outlined in Note 13 in order to develop its technology for commercial applications and continues to raise financing for operations as outlined in Note 8.

The Company's ability to continue as a going concern is in substantial doubt and it is dependent upon completing the development of its technology for a particular application, achieving profitable operations, obtaining additional financing and successfully bringing its technology to the market. The outcome of these matters cannot be predicted at this time. The consolidated financial statements have been prepared on a going concern basis and do not include any adjustments to the amounts and classifications of the assets and liabilities that might be necessary should the Company be unable to continue in business. If the “going concern” assumption were not appropriate for these consolidated financial statements then adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

3.      Summary of significant account policies:

These consolidated financial statements have been prepared in accordance with Canadian GAAP and are stated in United States dollars. These principles are also in conformity in all material respects with U.S. GAAP. The most significant accounting policies are as follows:

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

a.      Principles of consolidation:

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Memtech International Inc., Memtech International (U.S.A.) Inc., Pageant Technologies Inc. and Pageant Technologies (U.S.A.) Inc. During the fiscal year ending October 31, 2003, two of the Company's subsidiaries, Micromem Technologies B.V. and Micromem Technologies S.p.A. were wound up. All significant intercompany balances and transactions have been eliminated upon consolidation.

b.      Use of estimates:

The preparation of consolidated financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Examples of where estimates are used include the computation of stock option expense calculated in accordance with the Black Scholes option pricing model and in calculating the provision for doubtful accounts.

c.      Cash and cash equivalents:

Cash and cash equivalents consist of all bank accounts and all highly liquid investments with original maturities of three months or less at the date of purchase.

d.      Property and equipment:

Property and equipment are recorded at cost less accumulated amortization. Amortization is provided on property and equipment on a straight-line basis for a period of up to three years. Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When circumstances dictate, an impairment loss is calculated as equal to the excess of the carrying value of the assets over their undiscounted estimated future net cash flow.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

e.      Patents and trademarks:

Patents and trademarks are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When circumstances dictate, an impairment loss is calculated as equal to the excess of the carrying value of the assets over their undiscounted estimated future net cash flow (Note 7).

f.      Research and development expenses:

Research costs are expensed in the period incurred. Development expenses are expensed as incurred unless they meet the criteria for deferral and amortization under Canadian GAAP which is the translation of research findings or other knowledge into a plan for the technology prior to commercial production or use. The Company has determined that no development costs have met these criteria at the financial reporting date.

g.      Stock-based compensation:

The Company has a stock-based compensation plan, which is described in Note 8. Stock-based compensation is recognized using the fair value method. Under this method, the Black Scholes option-pricing model is used to determine periodic stock option expense. Any compensatory benefit recorded is recognized initially as deferred share compensation in the consolidated statements of stockholders' equity and then charged against income over the contractual or vesting period.

Until October 31, 2004 for all awards of employee stock-based compensation granted after January 1, 2002, the Company recognized employee stock-based compensation costs under the intrinsic value-based method and provided pro forma disclosure of net income and earnings per share as if the fair value-based method had been applied.

Effective November 1, 2004 the Company has adopted the fair value method of accounting for employee stock-based compensation costs. Accordingly the financial statements for the years ending October 31, 2000 - 2004 and the cumulative financial statements for the period from September 3, 1997 to October 31, 2004 have been restated to reflect the stock-based compensation costs that the Company has incurred in each period which expense previously was disclosed on a proforma basis.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

The stock-based compensation expense for options granted during the twelve-month periods ending October 31, 2005 and 2006 have been reflected as an expense in the consolidated statement of operations for the periods then ended.

h.      Income taxes:

The Company accounts for income taxes by the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted tax rates and laws that are expected to apply when the asset is realized or the liability settled. To the extent that it is not considered to be more likely than not that a future income tax asset will be realized, a valuation allowance is provided.

i.      Long-Lived Assets

The Company records the value of the long-term assets acquired at cost. Such rights are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable when circumstances dictate an impairment loss is calculated as equal to the excess of the carrying value of the assets over their undiscounted estimated future net cash flows. Management used its best estimate of the undiscounted cash flows to evaluate the carrying amount and has determined that no impairment has occurred.

j.      Foreign currency translation:

The functional and reporting currency of the Company is the United States dollar.

The Company's wholly-owned subsidiaries are integrated foreign operations and therefore, the Company uses the temporal method whereby monetary assets and liabilities are translated into United States dollars at the rate of exchange in effect at the consolidated balance sheet dates. Non-monetary assets and liabilities are translated at historical rates. Income and expenses are translated using the average monthly rate of exchange per quarter, which rate approximates the rate of exchange prevailing at the transaction dates. Gains or losses resulting from translation are included in the determination of net loss for the period.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

k.      Earnings or Loss Per Share:

Basic earnings (loss) per share are computed by dividing net earnings (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

4.     Acquisition of royalty rights and remaining interest in technology from Estancia Limited:

On December 9, 2000, the Company and its subsidiary, Pageant, entered into an Asset Purchase Agreement (the “Agreement”) with Estancia Limited (“Estancia”) and Richard Lienau (“Lienau”) to purchase the remaining 50% interests in the patents which the Company did not own and a 40% gross profit royalty (“Estancia Royalty”), in respect of certain ferromagnetic memory technology known as VEMRAM (previously known as MAGRAM) and covered by U.S. Patent #5,295,097 and the related patent applications (the “Vemram Patents”) described in the Agreement and all rights (the “Technology”) held by Estancia and Lienau under the Joint Ownership and Licensing Agreement dated September 17, 1997 among Estancia, Lienau and Pageant. Under the terms of the Agreement, the Company was required to pay a maximum purchase price of $50,000,000 to Estancia as follows:

a.      $10,000,000 was paid on closing (after receipt of regulatory approvals), in the form of $8,000,000 in common shares of the Company (“Micromem Shares”) (based on the price on the closing date) and $2,000,000 in cash;

b.      $20,000,000 if and when either (i) certification is received from Honeywell Federal Manufacturing & Technologies (“Honeywell”) that fully integrated, randomly addressable memory matrices of the Technology have met certain stipulated performance standards, or (ii) the Company or any of its affiliates executes a definitive agreement for the sale or licensing of the Technology to an arm's length third party for any commercial purposes other than testing or evaluation of the Technology; payable in the form of cash and Micromem Shares to be determined by Pageant provided that a minimum of 50% of the $20,000,000 shall be paid in Micromem Shares valued at the close of trading on the date of receipt of such certification, sale or licensing; and

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

c.      $20,000,000 if and when the Company or any of its affiliates executes a definitive agreement for the sale or licensing with respect to any technology (including the Technology) owned by the Company to an arm's length third party for any commercial purposes other than testing or evaluation of the technology, payable in the form of cash and Micromem Shares to be determined by Pageant provided that a minimum of 50% of the $20,000,000 shall be paid in Micromem Shares valued at the close of trading on the date of execution of such sale or licensing.

During fiscal 2001, the Company paid $2,000,000 in cash and issued 2,007,831 shares, being the equivalent of $8,000,000, the first installment payable under the terms described above, on approval by its shareholders in the annual shareholder meeting held on March 14, 2001. The $10,000,000 paid was initially recorded as royalty rights in fiscal 2001 and was written-down to nil in fiscal 2002 (Note 10).

On March 9, 2004 the third anniversary of the closing date, the requirements set out in terms (b) and (c) above were not met and, in accordance with the terms of the Agreement, the Company's obligations to pay these amounts terminated. The Company thus has had to revert to Estancia:

1.      a 40% interest in the Vemram Patents;

2.      a 32% interest in the gross profit, less expenses agreed to by the parties, for each license of the Vemram Patents sold or otherwise transferred by Pageant; and

3.      a 32% interest of any unit royalties received by Pageant as a result of the license or sale of the Vemram Patents less reasonable expenses directly related to the obtaining of said royalties.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

5.     Non-cash working capital balances:

A.      Deposits and other receivables

	10/31/06	10/31/05
Sales tax recoverable	$15,110	$9,737

Deposits	-	2,345

Receivables from companies where senior officers and directors of the Company exercise significant influence (Note 12(b)) and employee advances	41,928	73,490

Prepaid insurance	1,700	-
	$58,738	$85,572

B.      Accounts payable and accrued liabilities

	10/31/06	10/31/05
Deferred compensation to Chairman (Note 12(a) ii) and to senior officers (Note 12(c))	$397,118	$333,600

Accrual of costs under technology development agreement (Note 13(b)	289,863	289,863

Accounts payable	227,382	179,743
	$914,363	$803,206

6.     Property and equipment:

	2005	Additions	2006
Cost:
Computers and equipment	$41,348	-	$41,348
	$41,348	-	$41,348

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

	2005	Amortization	2006
		Expense
Accumulated amortization:
Computers and equipment	$41,348	-	$41,348
	$41,348	-	$41,348

	2005		2006
Net book value:
Computers and equipment	$-		$ -
	$-		$ -

During fiscal 2003, the Company contributed equipment and supplies with a net book value of $58,302 under the “Equipment Transfer Agreement” to the University of Toronto (“U of T”) (Note 13a(4)). The net book value of the contributed equipment has been charged to the period as a research and development expense.

7.     Patents and trademarks:

In 2003 the Company discontinued a number of patent and trademark applications primarily outside the United States and the net book value of $130,839 relating to these applications was written off in 2003. The Company has also assessed the remaining amounts for patents and trademark applications registered in Canada and United States and expensed the residual net book value of $168,981 in 2003 to reflect the uncertain nature of future events.

The Company continues to actively pursue and protect its patents and trademarks registered in Canada and the United States.

8.     Share Capital:

a.     Authorized:

2,000,000 special preference shares, redeemable, voting, none of which are issued and outstanding.
Unlimited common shares without par value.

b.     Stock option plan:

The Company has a fixed stock option plan. Under the Company's Stock Option Plan (the “Plan”), the Company may grant options for up to 15,000,000 shares of common stock to directors, officers, employees or consultants of the Company and its subsidiaries. The exercise price of each option is equal to or greater than the market price of the Company's shares on the date of grant unless otherwise permitted by applicable securities regulations. An option's maximum term under the Plan is 10 years.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

A summary of the status of the Company's fixed stock option plan as at October 31, 2006 and 2005 and changes during the periods ended on those dates is as follows:

	2006		2005
	Options in	Weighted	Options in	Weighted
	Thousands	Average	Thousands	Average
		exercise price		exercise price
Outstanding, beginning of period	10,150.50		7,270	$ .31
Granted	5,050.78		4,700.73
Cancelled/expired	(100)	.72	-	-
Exercised	(3,550)	.30	(1,820)	.304
Outstanding end of period	11,550.53		10,150	$ .50

Cash proceeds realized by the Company upon the exercise of stock options by directors, officers and employees are summarized as below (Note 17):

Date	Number	Proceeds
June 2005	1,820,000	$553,600
January 2006	150,000	45,000
February – March 2006	1,600,000	480,000
May – June 2006	1,100,000	329,980
August 2006	700,000	210,000
	3,550,000	$1,064,980

The following options have been granted after October 31, 2004:

Date	Optionee	Number of Options	Exercise	Expiry
			Price	Date
January 29, 2005	Officer	300,000.80		March 22, 2007
January 31, 2005	Employee	50,000.91		June 17, 2009
January 31, 2005	Officer	50,000.91		June 17, 2009
May 27, 2005	Officer	400,000.72		May 27, 2010
May 27, 2005	Director	300,000.72		May 27, 2010
May 27, 2005	Director	1,800,000.72	May 27, 2010
August 1, 2005	Chairman	1,800,000.65	June 16, 2009
November 25, 2005	Director	300,000.60	November 24, 2009
November 20, 2005	Employee	50,000.63	December 20, 2010
January 15, 2006	Officer	100,000.68	January 15, 2011
August 9, 2006	Chairman	1,000,000.80	July 6, 2011
August 9, 2006	Outside Directors	1,500,000.80	July 6, 2011
August 9, 2006	Officers	1,600,000.80	July 6, 2011
August 9, 2006	Employees	500,000.80	July 6, 2011

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

At October 31, 2004 the cumulative stock compensation expense for stock options granted to employees has been calculated using the Black Scholes option-price model as $17,829,459 which expense has previously not been reflected in the consolidated statement of operations and deficit. Effective November 1, 2004, the Company adopted the fair value method of accounting for stock compensation expense and accordingly has restated the prior year financial statements as appropriate.

A reconciliation of the restatement of the prior year financial statements is as below:

	2004	2003	Period from
			September 3, 1997
			to October 31, 2005

Stock compensation expense as originally reported	$10,020	$-	$10,020
Restatement – expense using fair value method	1,369,950	318,000	19,551,201
Restated stock compensation expense	$1,379,970	$318,000	$19,561,221

Net loss as originally reported	$(944,348)	$(1,449,965)	$(36,690,571)

Restatement – expense using fair value method	1,369,950	318,000	(17,829,459)
Restated net loss	$(2,314,298)	$(1,767,965)	$(54,520,030)

Closing deficit as originally reported	$(32,655,088)	$(31,710,740)	$(36,690,571)

Restatement, expense using fair value method	(17,829,459)	(16,459,509)	(17,829,459)
Restated closing deficit	$(50,484,547)	$(48,170,249)	$(54,520,030)

Basic and fully diluted loss per share as originally reported	$(0.02)	$(0.03)	$(0.75)

Restatement – impact on loss per share using fair value method	(0.02)	(0.01)	(0.38)

Revised basic and fully diluted loss per share	$(0.04)	$(0.04)	$(1.13)

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

The fair value of each option used for the purpose of estimating the stock compensation cost is based on the grant date using the Black Scholes pricing model. The unexpended stock based compensation deferred over the vesting period is nil.

The fair value of all options granted between 2005 – 2006 were estimated as of the date of grant using the Black Scholes option-pricing model with the following assumptions:

	2006	2005
Expected dividends	-	-
Volatility factor	99%-111%	97% - 142%
Risk free interest rate	3.25% – 4.5%	3.25%
Weighted average expected life	1.5 years	1.5 years

The current stock compensation expense as reflected in the financial statements is summarized as:

Quarter Ending	Expense
January 31, 2005	$202,203
April 30, 2005	-
July 31, 2005	903,040
October 31, 2005	616,499

January 31, 2006	143,786
April 30, 2006	-
July 31, 2006	-
October 31, 2006	1,914,774

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

The following table summarizes information about fixed options outstanding as at October 31, 2006 (Note 17):

Options Outstanding				Options exercisable
		Weighted average	Weighted
		remaining	Average		Weighted
Actual exercise	Number	contractual life (in	exercise	Number	Average
price	outstanding	years)	price	exercisable	exercise price
$0.30	1,800,000	2.5 years	$0.30	5,200,000	$0.30
0.68	100,000	2.7 years	0.68	100,000	0.68
0.80	300,000	.4 years	0.80	300,000	0.80
0.91	100,000	2.75 years	0.91	100,000	0.91
0.72	2,500,000	3.5 years	0.72	2,500,000	0.72
0.65	1,800,000	3.5 years	0.65	1,800,000	0.65
0.60	300,000	3.5 years	0.60	300,000	0.60
0.80	4,600,000	4.7 years	0.80	4,600,000	0.80
0.63	50,000	3.1 years	0.63	50,000	0.63

c.     Loss per share

Basic loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the dilution that would occur if outstanding stock options and share purchase warrants were exercised or converted into common shares using the treasury stock method and is calculated by dividing net loss applicable to common shares by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

The inclusion of the Company's stock options and share purchase warrants in the computation of diluted loss per share would have an anti-dilutive effect on loss per share and they are therefore excluded from the computation. Consequently, there is no difference between basic loss per share and diluted loss per share.

d.     Warrants

On August 13, 2003, the Company issued 2,031,250 First Units at $0.08 each. Each First Unit provides the holder with one common share and a warrant for one Second Unit at $0.08 each, exercisable for one year. Each Second Unit provides the holder with one common share and a warrant for one common share at $0.08 each, exercisable for one year.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

A portion of the First Unit could be allocated into separate elements within stakeholders' equity as the First Units contain two equity elements arising from the common share and warrants attached. The Company has allocated the closing trading value of its shares as at August 13, 2003 to the common shares. Since the net proceeds received from the issuance of the common shares attached to the First Units equaled the closing trading value at the date authorized by the Board of Directors, the warrants were allocated a nil value.

In August 2004, the holders of the First Units exercised the First Unit warrants and the Company thus issued 2,031,250 common shares and the warrants for the Second Units and realized proceeds of $162,500.

In February 2005, the holders of the Second Units exercised 1,406,250 Second Unit warrants and the Company thus issued 1,406,250 common shares and realized proceeds of $112,500.

In August 2005, the holders of the Second Units exercised 625,000 Second Units warrants and the Company thus issued 625,000 common shares and realize proceeds of $50,000.

e.     Private Placements

i)      In December 2003, the Company completed Unit private placements to two Canadian private investors pursuant to prospectus and registration exemptions set forth in applicable securities laws. Under the private placements, the Company received $33,000 as subscription proceeds for the sale and issue of 300,000 Units. Each Unit consists of one Common Share and one Series A Warrant. Each Series A Warrant entitles the holder to purchase one Common Share and one Series B Warrant for $0.11 until expiry 12 months from the date of issue. Each Series B Warrant entitles the holder to purchase one additional Common Share for $0.11 until expiry 12 months from the date of issue.

In October 2004 the private investors exercised 200,000 Series A warrants and the Company thus issued 200,000 common shares and 200,000 Series B warrants and realized proceeds of $22,000.

In the quarter ended January 31, 2005 the private investors exercised the remaining Series A warrants and the Company thus issued 100,000 additional common shares and 100,000 Series B warrants and realized proceeds of $11,000.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

The investors then exercised 300,000 Series B warrants and the Company thus issued 300,000 common shares and realized proceeds of $33,000.

ii)     In December 2003, the Company completed a Unit private placement to one Canadian private investor pursuant to prospectus and registration exemptions set forth in applicable securities laws. Under the private placement, the Company received $40,000 as subscription proceeds for the sale and issue of 500,000 Units. Each unit consists of one Common Share and one Series A. Warrant. Each Series A Warrant entitles the holder to purchase one Common Share and one Series B Warrant for $0.08 until expiry 12 months from the date of issue. Each Series B Warrant entitles the holder to purchase one additional Common Share for $0.08 until expiry 12 months from the date of issue.

In June 2004, the private investor exercised the Series A warrants and the Company thus issued 500,000 common shares and 500,000 Series B warrants and realized proceeds of $40,000.

In September 2004, the private investor exercised the Series B warrants and the Company thus issued 500,000 common shares and realized proceeds of $40,000.

iii)   In December 2004 the Company completed a Unit private placement to several U.S. investors pursuant to prospectus and registrations exemptions set forth in applicable securities laws. Under the private placement, the Company received $617,000 as subscription proceeds for the sale and issue of 1,028,344 Units. Each Unit consisted of one Common Share and one Series A Warrant. Each series A Warrant entitled the holder to purchase one Common Share and one Series B warrant for $.60 until expiry 12 months from the date of issue. Each Series B Warrant entitled the holder to purchase one additional Common Share for $.60 until expiry 12 months from the date of issue.

iv)    In February 2005, the Company arranged a Unit private placement to several investors pursuant to prospectus and registration exemptions set forth in applicable securities laws. Under this private placement, the Company received $845,000 as of April 30, 2005 as subscription proceeds for the sale of 1,300,000 Units. Each unit consisted of one Common Share and one Series A Warrant. Each Series A Warrant entitled the holder to purchase one Common Share and one Series B Warrant for $.65 until expiry 12 months from the issue date. Each Series B warrant entitled the holder to purchase one Common Share for $.65 until expiry 12 months from the issue date.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

v)    In February 2005, the Company completed a Unit private placement to two Canadian investors pursuant to prospectus and registration exemptions set forth in applicable securities laws. Under the private placement, the Company received $10,500 as subscription proceeds for the sale and issue of 14,000 Units. Each Unit consisted of one Common Share and one Series A Warrant. Each Series A Warrant entitled the investor to purchase one Common Share and one Series B Warrant for $.75 until expiry 12 months from the date of issue. Each Series B Warrant entitled the holder to purchase one additional common share for $.75 until expiry 12 months from the date of issue.

vi)   In December 2005 the Company revised the terms of the Unit private placements outlined in Note 8(e) (iii) (iv) and (v). In each case the Unit was revised to consist of one Common Share, one Series A warrant expiring on June 30, 2006 and one Series B warrant expiring on December 31, 2006. In June 2006 the Series A warrants were extended to September 30, 2006 and, concurrently, 771,883 warrants were exercised and the Company realized $485,548 of net proceeds. The remaining terms of the Series A and Series B warrants were unchanged.

In September 2006, the Company again extended the expiry date of the Series A warrants to December 31, 2006.

Subsequent to October 31, 2006 the Company has further extended the expiry date of the Series A and Series B warrants and has revised the subscription price in each case (Note 17).

vii)   On June 8, 2005 the Company entered into a financial advisory services agreement with an arms length entity and, as consideration issued 1,000,000 purchase warrants. Each warrant entitles the holder to purchase and subscribe for one common share at $.70 per share. These warrants expired unexercised in June 2006.

viii)  The Company entered into a second financial advisory services agreement on June 22, 2005 with an arms length entity and, as consideration issued 800,000 purchase warrants. Each warrant entitles the holder to purchase and subscribe for one common share at $.70 per share on or before December 31, 2006 (Note 17).

ix)    In May 2006 the Company completed a Unit private placement financing with two investors pursuant to prospectus and registration exemptions set forth in applicable securities laws. Under the private placement the Company received $75,000 as subscription proceeds for the sale and issue of 150,000 Units. Each Unit consists of one common share and one Series A warrant. Each Series A warrant entitles the investor to purchase one common share for $.50 until expiry in April 2007.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

f.     Warrants

Cash proceeds realized by the Company upon the exercise of warrants to acquire common shares are summarized as below:

Date	Financing	Number	Proceeds
February 2005	Aug 2003 (Note 8(d))	1,406,250	$112,500
August 2005	Aug 2003 (Note 8(d))	625,000	50,000
January 2005	Dec 2003 (Note 8(e)(i))	100,000	11,000
January 2005	Dec 2003 (Note 8(e) (i))	300,000	33,000
June 2005	Dec 2004-Feb 2005 (Note 8 (e)(vi))	771,850	485,548
		3,203,100	$692,048

The outstanding warrants to acquire common shares are summarized as below:

Financing	Warrants	Number	Exercise Price
December 2004 (Note 8(e)(ii)	A	688,817	$.60 (Note 17)
December 2004 (Note 8(e) (ii)	B	1,028,344	$.60 (Note 17)
February 2005 (Note 8(e)(iv)	A	870,000	$.65 (Note 17)
February 2005 (Note 8(e)(iv)	B	1,300,000	$.65 (Note 17)
February 2005 (Note 8(e)(v)	A	4,667	$.75 (Note 17)
February 2005 (Note 8 (e)(v)	B	7,000	$.75 (Note 17)
May 2006 (Note 8 (e)(ix)	A	150,000	$.50 (Note 17)
		4,048,818

In addition 800,000 warrants to acquire common shares at a strike price of $.70 per share are outstanding under the terms of a financial advisory services agreement (Note 8(e)(viii).

9.     Contributed Surplus:

Contributed surplus arises as a result of the application of the Black Scholes option-price model with respect to stock options issued by the Company as outlined in Note 8 (b). Also included in contributed surplus at October 31, 2006 is an amount of $544,891 representing forgiveness of Pageant indebtedness during fiscal 1999 by Ataraxia Corp, the former parent company of Pageant. This forgiven debt was treated as contributed surplus as this balance was between related parties.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

10.    Restructuring and write-down of royalty rights:

On July 29, 2002, the Company restructured its operations by closing its research and development facility and adopted a plan to focus its current resources to outsource its research and development activities as described in Note 13(a). No major costs were associated with this restructuring.

As a result of the restructuring, the Company determined that there was significant uncertainty that any amounts would be payable to Estancia in the foreseeable future in respect of the Estancia Royalty as described in Note 4, and accordingly, the Estancia Royalty rights acquired in the amount of $10,000,000 were written off in fiscal 2002.

11.    Income Taxes:

Once the Company has completed all its income tax return filings it will have non-capital losses of approximately $9,581,000 available to reduce future taxable income, the benefit of which has not been recognized in these consolidated financial statements. As at October 31, 2006, the tax losses expire as follows:

	Canada	Other Foreign	Total
2007	$1,632,000	$-	$1,632,000
2008	1,363,000	-	1,363,000
2009	1,062,000	-	1,062,000
2010	932,000	265,000	1,197,000
2011	-	208,000	208,000
2014	746,000	-	746,000
2015	2,249,000	-	2,249,000
2016	1,996,000	-	1,996,000
2023	-	73,000	73,000
2024	-	173,000	173,000
2025	-	20,000	20,000
Total losses	$9,980,000	$739,000	$10,719,000

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

The reconciliation of income tax attributable to continuing operations computed at the statutory tax rates to income tax expense is as follows:

	10/31/06	10/31/05	10/31/04
Consolidated accounting loss before income taxes	$(4,058,180)	$(4,035,483)	$(2,314,298)
Add nondeductible items	2,098,500	1,764,607	1,369,950
Loss for tax purposes	(1,959,680)	(2,270,816)	(944,348)
Statutory rates	36%	36%	36%
Expected income tax recovery	705,484	817,494	(339,965)
Tax benefit not recognized	(705,484)	(817,494)	339,965
	$-	$-	$-

Future income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's future tax assets and liabilities as at October 31, 2006 are as follows:

	10/31/06	10/31/05	10/31/04

Unused capital losses	$47,566	$47,566	$47,566
Unused non-capital losses	3,786,154	3,080,670	2,244,996
Alternative minimum tax credit	142,091	142,091	142,091
Research and development credit	118,720	118,720	118,720
Tax basis of property and equipment in excess of carrying value	14,760	14,760	13,680
Total deferred tax assets	$4,109,291	$3,403,807	2,567,053
Valuation allowance	(4,109,291)	(3,403,807)	(2,567,053)
Net deferred tax assets	$-	$-	$-

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

12.    Management compensation and related party transactions:

a      (i)    Between 1999 and 2002, the Company entered into stock-based management compensation arrangements with the Chairman as reported in prior years' audited financial statements.

(ii)    On May 29, 2005, the Company entered into a new employment agreement with the Chairman for a period from January 1, 2005 through September 30, 2009. Under the terms of the agreement, the Chairman has been retained to provide certain management services to the Company. The Company has agreed to provide compensation based on a percentage of the increase of the market capitalization on a year-over year basis commencing as of December 31, 2005 subject to a minimum annual compensation amount of $150,000 Canadian funds ($133,600 U.S. funds at current exchange rates). At the Company's option it can pay cash or issue common shares as compensation providing that the cumulative maximum number of shares that it can issue under the agreement is 2 million common shares. The Company determined that the compensation expense in fiscal 2006 was $150,000 Canadian funds ($133,600 U.S. funds at current exchange rates) under this agreement.

The total compensation paid to the Chairman is summarized as follows:

	Cash Compensation	Stock Option Expense
2006	$133,600	$416,250
2005	133,600	659,000
2004	-	339,000

b.    In the normal course of business, the Company has entered into cost sharing arrangements with companies where certain senior officers and directors exercise significant influence. These transactions, which were measured at the exchange amount on the date of the transaction, relate to salaries, rent and other expenses. For the fiscal ended October 31, 2006, the Company paid net expenses of approximately $1,000 in rent (2005: $27,000) and $154,000 in salaries (2005: $38,000).

c.     Included in professional fees as reported are management and consulting fees paid or payable to individuals (or companies controlled by such individuals) who served as officers and directors of the Company. Certain of these individuals joined the Company during 2004 and 2005. The total compensation paid to such parties is summarized as follows:

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

	Cash Compensation	Stock Option Expense
2006	$611,000	$1,165,000
2005	$639,000	$1,044,000
2004	$ 92,000	$470,000

13.    Commitments:

A.            Research Collaboration and Infrastructure Agreements

1.     Materials and Manufacturing Ontario:

On October 24, 2002, Micromem entered into a two year Research Collaboration Agreement with Material and Manufacturing Ontario (“MMO”), a not-for-profit organization funded by the provincial government, the University of Toronto (“U of T”) and a researcher employed by U of T to fund the research on Magnetic Structure development for Hall effect memory devices.

Under the terms of the agreement, the Company committed to contribute $87,432 (Cdn $136,175) and $18,000 (Cdn $28,000) in cash and in-kind contribution, respectively, per year to fund the research. The Company has met all of its obligations under this agreement.

On November 12, 2003, Micromem entered into a second research collaboration agreement with MMO and the U of T for research and development associated with magnetic memory devices. Under the second agreement, in the first year and upon renewal in the second year, MMO granted $58,900 (equivalent to Cdn. $85,000) in cash funding and Micromem contributed $56,130 (equivalent to Cdn. $81,000 in cash funding and additionally made $30,770 (equivalent to Cdn. $44,400) of in-kind contributions, all towards the research collaboration, each year. The Company has met all of its obligations under the agreement. Micromem obtained sublicensing rights for the use of any new technology developed (“Technology Developed”) under this research subject to payment of an annual royalty payable in perpetuity to MMO based on a percentage of revenues from the sale of products incorporating the Technology Developed.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

2.     University of Toronto:

On November 1, 2002, the Company entered into an Infrastructure Agreement with U of T to fund the assembly of a magnetic memory facility (“MMF”) for research, development and fabrication of magnetic memory. U of T has agreed to use the MMF in connection with, among other things, research to be conducted pursuant to collaborations between Micromem and U of T.

The terms of the agreement provided that Micromem was to contribute $249,463 (equivalent to Cdn. $360,000) in cash to fund the direct costs of the MMF. The contribution has been made in fiscal 2002-2003 by Micromem and included as a research and development expense in the consolidated statements of operations and deficit.

3.     Communications and Information Technology Ontario:

On December 10, 2002, Micromem entered into a two year Collaborative Research Agreement with Communications and Information Technology Ontario (“CITO”) U of T and Dr. Harry Ruda. For the first year, CITO provided funding of $106,715 (equivalent to Cdn. $154,000) and Micromem contributed $31,875 (equivalent to Cdn. $46,000). For the second year, CITO provide funding of $107,715 (equivalent to Cdn. $154,000) and Micromem provided funding of $31,875 (equivalent to Cdn. $46,000). Micromem has further provided $67,632 (equivalent to Cdn $97,600) of in-kind contributions to the research collaboration.

4.     Revised License Agreement:

In June 2005 the Company signed a license agreement (“the License Agreement”) with the U of T and the Ontario Centres of Excellence (including MMO and CITO) (collectively “OCE”) whereby:

  OCE released the Company and the University from the commercialization obligations set forth in all prior research collaboration agreements.

  The Company acquired exclusive worldwide rights to the Technology and Developed Technology and Patent Rights related to the MRAM technology developed at the UofT.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

  The Company has agreed to royalties and payments under the terms of the License Agreement as follows:

  In consideration for the rights and licenses granted herein, the Company shall pay to the UofT:

i.     4% of Net Sales until such time as the UofT has received from the Company an aggregate amount of five hundred thousand Canadian dollars (CDN$500,000);

ii.    1% of Net Sales thereafter.

  If the Company sublicenses any rights granted herein to any non-Affiliate:

i.      in combination or association with the Micromem Intellectual Property, the UofT shall receive 10% of any Net Fees and/or Net Royalties that shall be received by the Company in respect of any licenses involving both the rights granted herein and such Micromem Intellectual Property;

ii.     For all other sublicenses of the rights granted herein to any non-Affiliate, the UofT shall receive 20% of any Net Fees and/or Net Royalties that shall be received by the Company in respect of such sublicenses.

iii.    Net Fees and/or Net Royalties shall be received from the Company until such time as the UofT has received from the Company an aggregate amount of five hundred thousand Canadian dollars (CDN$500,000); thereafter the Company shall pay half of the amounts as otherwise noted above.

  At any point after which the Company has paid the UofT five hundred thousand Canadian dollars (CDN$500,000), the Company may at its option buy out the obligation to pay royalties under the License Agreement by paying to the UofT a single lump sum payment equaling the greater of five hundred thousand Canadian dollars (CDN$500,000) and an amount equal to the total amount of royalties paid by the Company to the UofT in the preceding twenty-four months. The Company shall be entitled to exercise such option by providing written notice to the UofT along with the required payment, after which time the Company's obligation to pay royalties as otherwise calculated shall be waived by the UofT.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

  As a condition to entering the License Agreement the Company has agreed to a further Research Agreement with a funding commitment of no less than five hundred thousand Canadian dollars (CDN $500,000), to continue the further research and development of the Inventions and Micromem Intellectual Property. In August 2005 the Company made an initial payment of CDN $250,000 (approximately $200,000 U.S. funds at the then prevailing exchange rates) and, in November 2005, the Company made the second payment of CDN $250,000 (approximately $200,000 U.S. funds at the then prevailing exchange rates) under the terms of this Research Agreement.

  The Company believes that there are substantial market opportunities available for it to commercialize its technology in conjunction with strategic partners and it is currently pursuing such opportunities. The Company plans to complete its research initiatives and enter into agreements with strategic partners so as to commercialize its technology under licensing and other arrangements.

B.     Technology Development Agreement:

On March 14, 2001, the Company's subsidiary, Pageant, entered into a three-year technology development agreement with Estancia and Lienau to continue the development of the Technology. Under the terms of the agreement, Pageant committed to pay Estancia $215,000 per year, payable on a monthly basis in arrears, and committed to incur expenditures in connection with the development expenses of up to a maximum of $500,000 per agreement year.

On April 23, 2002, the technology development agreement was amended to extend its term for an additional eight-month period through November 2004. The go-forward payments were renegotiated as $62,707 between May – October 2002, $197,086 during fiscal 2003 and $143,330 during fiscal 2004.

The development efforts under this agreement ceased in July 2002. The Company reports approximately $290,000 in accounts payable and accrued liabilities with respect to this agreement as of October 31, 2006 (at January 31, 2005: $289,000).

C.     Operating Leases:

The Company has operating lease commitments which expire in 2010 in respect of its head office. The future minimum annual lease payments are approximately as follows:

2006-2010 (annually)	$103,000

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

D.     Consulting contract:

In January 2005 the Company entered into a consulting contract with an arm's length individual for her services as Chief Technology Officer of the Company. The agreement extends for 2 years with a cancellation clause which can be executed by the Company at any time with 4 months notice provided. The base remuneration stipulated in the contract is $260,000 per year. The Company also granted the Chief Technology Officer 100,000 options exercisable at .68¢ which expired on December 31, 2005, 300,000 options exercisable at $0.80 per share, expiring 45 days after the end of the above noted employment agreement 100,000 options exercisable at $.72 which expire on March 22, 2007 if unexercised and 200,000 options exercisable at 80¢ which expire on July 9, 2011 if unexercised.

In October 2006, the Company extended the consulting contract for 2 more years commencing in January 2007 on the same terms, conditions and cancellation clauses.

14.    Contingencies:

The Company has agreed to indemnify its directors and officers and certain of its employees in accordance with the Company's by-laws. The Company maintains insurance policies that may provide coverage against certain claims.

As outlined in Note 4, certain interests under the Agreement with Estancia reverted to Estancia on March 9, 2004. On this basis, to the extent that future revenues are generated by the Company relating directly and specifically to the Vemram Patents, the Company is obligated to pay Estancia 32% of the gross profit realized less expenses agreed to by the parties and 32% of any unit royalties realized less direct expenses.

15.    Financial instruments:

a.     Fair values

The fair values for all financial assets and liabilities are considered to approximate their carrying values due to their short-term nature.

b.     Foreign items

The consolidated financial statements include balances/transactions that are denominated in Canadian dollars as follows:

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

	10/31/06	10/31/05
Assets	$ 146,000	$ 299,570
Liabilities	446,246	218,212
Other Income	11,348	9,094
Expenses	1,300,000	1,591,303

16.    Reconciliation between Canadian GAAP and U.S. GAAP:

The Company's consolidated financial statements have been prepared in accordance with Canadian GAAP which, in the case of the Company, conform in all material respects with U.S. GAAP.

a.     Stock-Based compensation:

Until October 31, 2004 the Company chose to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Under this method, compensation expense is recorded if the market value exceeds the exercise price at the date of grant. The compensation expense, if any, is recognized at the date of option grants or when the option shares are earned, when future performance is required, in the consolidated statements of operations and deficit.

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), “Share-Based Payments”. SFAS No. 123(R) would require the Company to measure all employee stock-based compensation awards using a fair- value method and record such expense in its consolidated financial statements. SFAS No. 123(R) is effective beginning in the quarter ending January 31, 2005.

The Company has adopted the fair value method to measure all employee stock-based compensation effective November 1, 2004 and accordingly has restated the prior year financial statements to reflect this change, as outlined in Note 8(b).

b.     Consolidated statement of comprehensive income (loss):

Comprehensive income (loss) includes all changes in equity during the periods presented except shareholder transactions. For the purpose of reporting under U.S. GAAP, the components of comprehensive income and total comprehensive income are reported in the consolidated statements of changes in shareholders' equity, below net loss in the consolidated statements of operations and deficit and in a separate consolidated statement of comprehensive income. For the periods presented, accumulated other comprehensive loss equals net loss.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

c.     Research and development expenditures

Under U.S. GAAP all research and development expenditures are expensed as incurred. In that the Company has not deferred any research and development expenditures it is in compliance with U.S. GAAP.

d.     Long-Lived Assets

SFAs No 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of has been superceded by SFAs No. 144. SFAs No. 144 required that Long-Lived Assets held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

e.     Other recent accounting pronouncements

SFAS No. 151 – retains the principle that inventories are presumed to be stated at cost; however, it amends ARB No. 43 to clarify that abnormal amounts of idle facilities, freight, handling costs and spoilage should be recognized as current period expenses. Also, SFAS No. 151 requires fixed overhead costs be allocated to inventories based on normal production capacity. The guidance in SAFS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.

SFAS 152 - In December 2004, the FASB issued SFAS No. 152 “Accounting for Real Estate Time Sharing Transactions - an amendment of FASB Statements No. 66 and 67” (“SFAS 152”). The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005.

SFAS 153 - In December 2004, the FASB issued SFAS No. 153 “Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29” (“SFAS 153”). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non- monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005.

SFAS 154- In May 2005, the FASB issued SFAS 154 “Accounting Changes and Error Corrections”. The statement replaces APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 requires companies to apply voluntary changes in principles retrospectively whenever practicable. SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

In December 2004, the FASB issued SFAS No. 153. This statement addresses the measurement of exchanges of non-monetary assets. The guidance in APB No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends APB NO. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for non-monetary exchanges of similar productive assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity is expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges incurred during fiscal years beginning after the date of this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

Financial Accounting Standards Board (“FASB”) Statement No. 154 Accounting Changes and Error Corrections replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement includes specific transition provisions, those provisions should be followed.

APB Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS is an amendment to SFAS No. 133 and 140. SFAS No. 155 improves financial reporting by eliminating the exception from applying SFAS No. 133 to interest in securitized financial assets so similar instruments are accounted for similarly regardless of the form of instruments. SFAS No 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company does not expect the adoption of SFAS No. 155 to have an impact on its financial position or results of operation. Also, SFAS No. 156 “accounting for Servicing of Final Assets” was recently issued but has no current applicability to the Company and has no effect on the consolidated financial statements.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

In March 2006, the FASB issued SFAS No. 156. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement is effective as of the beginning of its first fiscal year that begins after September 15, 2006.

An entity should apply the requirements for recognition and initial measurement of servicing assets and servicing liabilities prospectively to all transactions after the effective date of this Statement.

In September 2006, the FASB issued SFAS No. 157 and No. 158. Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice.

The Company believes that the above standards would not have a material impact on its financial position or on the results of operations.

17.    Subsequent Events:

The Company has extended the exercise date for the warrants associated with the Unit private placement financings outlined in Note 8(e)(iv)(v) and (vi) to June 30, 2007 and in all cases revised the exercise price to .50¢ per warrant. The financial statement impact, calculated in accordance with the Black Scholes option-pricing model, is estimated at $542,000.

MICROMEM TECHNOLOGIES INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Expressed in United States dollars) October 31, 2006

The Company also extended the exercise date for the warrants associated with the financial advisory services agreement as outlined in Note 8 (e) (viii) from December 31, 2006 to June 30, 2007. The exercise price remains unchanged.

A director exercised 1 million options in January 2007 and the Company realized $300,000 of cash proceeds.

MICROMEM TECHNOLOGIES INC.
MANAGEMENT DISCUSSION & ANALYSIS
FOR THE FISCAL YEAR ENDED OCTOBER 31, 2006
Table of Contents

________________________________________________________

I.Overview

1.The Company
2.Technology Developments in 2006
3.Technology Developments in 2005
4.Operations
5.Financial
6.Compliance Matters
7.Accounting Policies

II.Going Concern

III.Operation Results and Financial Position

IV.Unaudited Quarterly Financial Information

V.Liquidity and Capital Resources

VI.Critical Accounting Policies

VII.Commitments and Contingencies

VIII.Disclosure Controls

IX.Financial Instruments

X.Off Balance Sheet Arrangements

XI.Transactions with Related Parties Officer and Directors

XII.Share Capital

Tables

1.Selected information from Statement of Operations and Deficit
2.Selected Balance Sheet information
3.Unaudited quarterly financial information
4.Financing raised in 2005-2006 5.Outstanding stock options and warrants

1

MICROMEM TECHNOLOGIES INC.

MANAGEMENT'S DISCUSSION AND ANALYSIS

FOR THE FISCAL YEAR-ENDED OCTOBER 31, 2006

This Management's Discussion and Analysis has been prepared to provide a more substantive discussion on the business of Micromem Technologies Inc. (hereinafter referred to as “Micromem”, the “Company”, “we”, “us” or “our”) and to assist in analyzing the consolidated financial statements for the fiscal year-ended October 31, 2006.

I.OVERVIEW

The Company: We are a development stage Company that currently operates in a single segment as a developer of non-volatile magnetic memory technology (the “Technology”). Non-volatile memory implies the ability to retain information after power has been shut off. Our Technology is based on our ability to use magnetic materials in combination with a sensor to record a state of magnetization as a mechanism of data storage.

Technology Developments during 2006: In fiscal 2006 the Company began to actively pursue strategic development partners for its technology.

Pursuant to our goals relating to our technology, the activity in 2006 reflected a significant shift away from research-oriented tasks and onto commercial development. We have extracted data at the University of Toronto (“UofT”), in the laboratory of Dr. Harry Ruda, on our single bit prototypes and used that data for marketing purposes in the commercial sector. We have entered into discussions with foundries and fabrications houses, as well as large electronics companies that would be a customer of the technology.

Through the course of discussions with potential joint development partners, manufacturers and customers the Company has concluded that it would benefit greatly from the development of a silicon-based technology in addition to its technology on gallium arsenide for niche markets. This transition has required a redesign of the Company's technology without abandoning our core competency and intellectual property base.

The Company entertained discussions with ONAMI (Oregon Nanoscience and Microelectronics Institute) located in Corvallis, Oregon in the last quarter of 2006. Micromem sees great opportunity in the Pacific-Northwest region of the United States for commercial growth as a developing semiconductor Company. The Company sees benefit to resources available in other areas of the US as well.

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In 2006 the Company announced that one of the potential customers that we were in discussion with was Omron Corporation of Japan. In our quarterly MD&A commentaries in 2006 we also advised that the Company had initiated discussions with a North American-based company in pursuit of a potential joint development agreement. The Company has incurred costs in meeting with such parties and in the development of proposals for consideration by such potential partners.

By October 31, 2006, the Company has expanded its discussions to include other potential joint development partners. In total, nine non-disclosure agreements have been signed with potential development partners.

The above-discussions continue. At this stage the Company plans to further pursue the opportunity to work with the industry fabricators to develop a commercial manufacturing prototype on both gallium arsenide and silicon substrates. This will position the Company to have more substantive and definitive discussions with our potential joint development partners.

There are no assurances at this stage that any of these discussions will result in the execution of a strategic partnership or other agreements with such parties.

In pursuit of these discussions the Company engaged an engineering consulting firm based in California to provide assistance in updating and expanding the Company's development and commercialization timetable, including plans to add a silicon-based platform for MRAM applications.

Initial meetings were held with industry fabricators to pursue discussions and plans to expand the Company's development efforts from the UofT to the industrial and commercial marketplace. We are now attempting to finalize those discussions. We are doing so in silicon, gallium arsenide and will start up efforts for radiation hardened silicon in the near future.

In June 2006 the Company expanded its patent portfolio with two new filings.

The Company also continues to work with the UofT and is now planning the next 12 months of those research and development initiatives.

Technology Developments during 2005: We hired Dr. Cynthia Kuper in January 2005 as Chief Technology Officer to coordinate and oversee all of our research and development efforts, to manage the development of our patents and intellectual property and to initiate discussions with potential joint development partners in the industry.

In fiscal 2005, we established certain goals and milestones relating to our technology. This included further development and optimization of our 1 bit prototype device and initial work on the development of an array. Additionally we set the objective of initiating discussions with potential joint development partners. Finally we set the objectives of consolidating our patent position and improving our financial reporting capabilities and internal controls.

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We have conducted our research in conjunction with several research collaboration partners under formal agreements. These partners include Materials and Manufacturing Ontario (“MMO”) and Communications and Information Technology Ontario (“CITO”) (collectively referred to herein as the Ontario Centres of Excellence (“OCE”)) and the University of Toronto.

In June 2005, we signed a new license agreement (“the License Agreement”) with the University of Toronto and the OCE, the key terms relating thereto are as summarized in the footnotes to the financial statements as of October 31, 2006.

Operations: We have a small full-time staff compliment of 8 people including the President, Chief Technology Officer and Chief Financial Officer. The bulk of the research being completed is through our research partners as described above.

Financial: The Management Discussion and Analysis of financial condition and results of operations for the years ended October 31, 1999-2005 have previously been released and should be read in conjunction with the consolidated financial statements and related notes in this report.

We continue to raise capital to fund our current obligations. The Company raised $1,625,528 of financing in the fiscal year-ended October 31, 2006 through the issuance of common shares and through the exercise of outstanding stock options and common share purchase warrants; in 2005 the Company similarly raised $2,201,300.

The Company reports a net loss of $4,058,180 for the fiscal year ended October 21, 2006 (2005: $4,035,483); this includes an operating loss of $1,999,620 (2005: $2,313,741) and non-cash expenses relating to stock compensation associated with stock option grants to directors, officers and employees of $2,058,560 (2005: $1,721,742).

The Company reports a shareholders' deficit of $448,923 at October 31, 2006 (2005: $74,831). Its working capital deficiency is $448,923 (2005: $74,831); however this includes approximately $290,000 of accrued liabilities that are not expected to be discharged in fiscal 2007 (2005: $552,000).

Compliance Matters: In 2006 we have added new accounting department personnel and have made a concerted effort to improve the quality of our internal accounting procedures and controls environment. We believe that we are compliant with all of the requirements of the Sarbanes Oxley legislation.

We are currently in full compliance with all financial reporting requirements. We have engaged the services of an independent firm of Chartered Accountants to complete our income tax return filings in both Canadian and U.S. jurisdictions.

4

Accounting Policies: Our financial statements have been prepared in accordance with generally accepted accounting principles in Canada (Canadian GAAP) which, in our case, conform in all material respects to generally accepted accounting principles in the United States (U.S. GAAP).

II.GOING CONCERN

The consolidated financial statements have been prepared on the “going concern” basis, which presumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future.

The consolidated financial statements do not include any adjustments to the amounts and classifications of the assets and liabilities that might be necessary should we be unable to continue in business. If the “going concern” assumption was not appropriate for these consolidated financial statements, then adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

We have incurred substantial losses to date. It will be necessary for us to raise additional funds in order to continue to develop, test and commercially explore our technologies. There is no certainty that such financing will be available in the future.

Our ability to continue, as a going concern is dependent upon completing the development of our technology for particular applications, successfully bringing our technology to market, achieving profitable operations and obtaining additional financing. The outcome of these matters cannot be predicted at this time.

III.OPERATING RESULTS AND FINANCIAL POSITION

Table 1 sets forth selected information from the consolidated statements of operations and deficit for the fiscal years ending October 31, 2001-2006 and the quarters ending January 31, April 30, July 31 and October 31, 2006. Table 2 sets forth selected information from the consolidated balance sheets for the fiscal years ending October 31, 2001-2006.

Twelve Months Ending October 31, 2006 Compared to Twelve Months Ending October 31, 2005:

Professional, management and consulting fees declined to $1,017,859 in 2006 from $1,303,662 in 2005. The Company continues to incur annual cash expense of approximately $260,000 with respect to our Chief Technology Officer and $133,600 with respect to our Chief Executive Officer. We reduced the compensation of our CEO and CFO to $65,000 each in 2006 from $165,000 each in 2005. The Company also incurred less legal fees in 2006 as the level of contractual and intellectual property filings were reduced.

5

Research and development expenses totaled $368,969 in 2006 compared to $362,141 in 2005. In 2006 the expense included approximately $212,000 in payments to the University of Toronto, $50,000 in payments to Dr. Harry Ruda and additional expenses with respect to the California based engineering consulting firm that was engaged in 2006 with respect to the Company's commercialization efforts. In 2005 the expenses reported related totally to the UofT.

Travel and entertainment expenses were $195,607 in 2006 compared to $169,739 in 2005. The Company continues to incur approximately $60,000 per year in travel costs pertaining to our CTO. In 2006 we incurred costs relating to a mid-year trip to Japan for three of our Board members who visited Omron Inc. Additionally, we incurred travel costs associated with the new engineering consulting firm engaged in 2006.

Administration costs were $268,241 in 2006 compared to $320,383 in 2005. We recovered more of these costs from other related companies who share the Micromem office space in 2006. Additionally, we consciously reduced our investor relations expenses in mid-2006 by changing from a fixed monthly fee basis to a fee for service basis.

Stock compensation expense was $2,058,560 in 2006 compared to $1,721,742 in 2005. In 2006 the Company awarded a total of 5,050,000 stock options to directors, officers and employees as compared to 4,700,000 options granted in 2005. The stock compensation expense as reported has been calculated in accordance with the Black Scholes option pricing model.

The exercise of stock options by directors, officers and employees continues to be an important source of financing to the Company. In 2006 a total of 3,550,000 options were exercised and the Company realized cash proceeds of $1,064,980; in 2005 a total of 1,820,000 stock options were exercised and the Company realized proceeds of $553,600.

We also raised the following cash in 2006:

a.     $485,548 from the exercise of outstanding warrants by investors (2005: $206,500 from the exercise of 1,806,875 warrants).

b.     $75,000 from a private place financing (2005: 1,472,500 from private placement financings).

IV.UNAUDITED QUARTERLY FINANCIAL INFORMATION

Table 3 presents certain quarterly information for the 2005-2006 fiscal years.

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Three Months Ended October 31, 2006 Compared to Three Months Ending October 31, 2005:

Professional, management and consulting fees were $455,864 in 2006 compared to $500,670 in 2005. The Company recorded the annual minimum salary for the CEO of $133,600 in the last quarter (2005: $133,600). In 2006 the Company recorded no additional year-end compensation for the CFO and President in the last quarter (in 2005 an additional expense of $200,000 was recorded in the last quarter). The Company paid $86,000 to one of its outside directors during 2006 including $25,000 in the last quarter for work related to the Company's discussions with Omron (2005: nil).

Stock compensation expense in the last quarter of 2006 was $1,914,774 (2005: $616,499) relating to 4.6 million stock options granted during the quarter (2005: 1.8 million stock options).

Administration costs were $26,003 in the last quarter (2005: $98,533) reflecting a general reduction in such costs incurred but also a recovery of such costs from other related companies during the last quarter of 2006.

The Company reported a net loss of $2,459,560 or $.05 per share in the last quarter of 2006 (2005: $1,380,802 or $.03 per share).

V.LIQUIDITY AND CAPITAL RESOURCES

Liquidity

Table 4 provides a summary of the financing raised by us in 2005-2006.

We currently have no cash flow from operations and will have none until we are in a position to either license or directly produce and sell products utilizing our memory technologies. As at October 31, 2006, our working capital deficiency was ($448,923) (2005: $74,831). This amount includes approximately $290,000 of accrued liabilities which the management feel will not be discharged in 2007. We must obtain financing to continue funding future research and development. We continue to pursue equity sources of financing to meet our working capital requirements.

We currently have no lines of credit in place and must obtain equity financing from investors and from investors who hold outstanding options and warrants in order to meet our cash flow needs until we generate revenues.

We have granted to our directors, officers and other employees options to purchase shares at prices that are at or above market price on the date of grant. A summary of the outstanding options and warrants are provided in Table 5.

7

Capital Resources

We have no commitments for capital expenditures as of October 31, 2006.

VI.CRITICAL ACCOUNTING POLICIES

Our significant accounting policies are set forth in Note 3 to our consolidated financial statements, which should be read in conjunction with management's discussion of the Company's critical accounting policies and estimates set forth below.

Our financial statements are prepared in conformity with Canadian GAAP which require our management to make estimates and assumptions which can affect the reported balances. In determining estimates of net recoverable amounts and net realizable values, or whether there has been a permanent impairment in value, we rely on assumptions regarding applicable industry performance and prospects, as well as general business and economic conditions that prevail and are expected to prevail. Assumptions underlying asset valuations are limited by the availability of reliable comparable data and the uncertainty of predictions concerning future events.

Accounts recorded in foreign currency have been converted to United States dollars as follows:

●	Current Assets and Current Liabilities at the prevailing exchange rates at the end of the year;
●	Other Assets at historical rates;
●	Revenues and expenses are translated at the average monthly exchange rate which rate approximates the rate of exchange prevailing at the transaction dates; and
●	Gains and losses resulting from the fluctuation of foreign exchange rates are included in the determination of income.

Until October 31, 2004, for all awards of employee stock-based compensation granted after January 1, 2002, we recognized employee stock-based compensation costs under the intrinsic value-based method and provided proforma disclosure of the impact on net income and earnings per share as if the fair value-based method has been applied. Effective November 1, 2004, we have adopted the fair value method of accounting for employee stock-based compensation costs. Accordingly the financial statements at October 31, 2004 has been restated for the effect of the stock-based compensation costs that we had incurred to that date, which expense previously was disclosed on a proforma basis. The stock-based compensation expense for options granted since October 31, 2004 has been reflected as an expense in the consolidated statement of operations.

We are a development stage Company. Research and development costs are expensed in the period incurred.

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VII.COMMITMENTS AND CONTINGENCIES:

a.     Technology development agreement with Estancia:

To the extent that revenues are generated by us relating directly and specifically to the VENRAM Patents, we are obligated to pay Estancia 32% of the gross profit realized less expenses agreed to by the parties and 32% of any unit royalties realized less direct expenses. To date no revenues have been generated.

b.     Operating leases:

We have operating lease commitments which expire in 2010 with respect to our head office. The future annual minimum annual lease payments are approximately as between 2007 – 2010 are $103,000 per annum.

c.     Legal matters:

There are currently no outstanding legal matters to which the Company is a party. We have agreed to indemnify our directors and officers and certain of our employees in accordance with our by-laws. We maintain insurance policies that may provide coverage against certain claims.

d.     Royalties:

The Company has obligations under the terms of the License Agreement signed in June 2005. To date no royalty obligations have been incurred, as the Company has not generated any revenues.

e.     Contracts:

In January 2005, we entered into an employment contract with Dr. Cynthia Kuper for her services as our Chief Technology Officer. The agreement extended for 2 years with a cancellation clause which can be executed by us at any time with 4 months notice provided. The base remuneration stipulated in the contract is $260,000 per year. In September 2006 with an effective date of January 2007, this contract was extended for an additional 2 years under the same terms, conditions and cancellation clauses. We have also granted the Chief Technology Officer 100,000 options to purchase Common Shares exercisable at $0.68 per share which expire in January 2011 and 300,000 options to purchase Common Shares exercisable at $0.80 per share which expire 45 days after the end of the above-noted employment agreement and an additional 200,000 options exercisable at $0.80 per share which expire in July 2011.

On May 29, 2005, we entered into a new employment agreement with our Chairman of the Board of Directors, Salvatore Fuda (the “Chairman”), for a period from January 1, 2005 through September 30, 2009. Under the terms of the agreement, the Chairman has been retained to provide certain management services to us. We have agreed to provide compensation based on a percentage of the increase of the market capitalization on a year-over-year basis commencing as at December 31, 2005 subject to a minimum annual compensation amount of $150,000 in Canadian funds. At our option we can pay cash or issue common shares as compensation providing that the cumulative maximum number of shares that we can issue under the agreement is 2 million common shares.

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For each of the 2005 and 2006 fiscal years the Company has accrued $150,000 Canadian (approximately $133,600 U.S. funds at current exchange rates) as due under this contract.

VIII.DISCLOSURE CONTROLS:

Pursuant to Multilateral Instrument 52-109, Certification of Disclosures in Issuer's Annual and Interim filings, management has evaluated the effectiveness of the Company's disclosure controls and procedures and has concluded that they meet required standards.

The Company has few employees and a predictable number of accounting transactions per quarter. The Company's CFO undertakes the initiative to ensure that all material developments and transactions are identified and reported upon on a timely basis. Specific procedures that have been adopted include:

●	The CTO issues regular status reports on her activity to the President.
●	The CFO meets regularly with the Company's audit committee to review business and financial developments.
●	The CFO and President meet regularly along with the Company's accounting personnel.
●

The Company has developed a number of policies and procedures including full monthly and quarterly reporting and has developed a Corporate Disclosure Policy which is being evaluated by its Board of Directors.

●	The Company has recently appointed a Chief Information Officer to coordinate all disclosure matters.

IX.FINANCIAL INSTRUMENTS:

It is Management's opinion that the Company is not exposed to significant interest rate and credit risks arising from the financial instruments and the fair value of financial instruments approximates the carrying value.

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X.OFF-BALANCE SHEET ARRANGEMENTS:

The Company has no off-balance sheet financial commitments and does not anticipate entering into any contracts of such nature other than the addition of new operating leases for equipment and premises as may be required in the normal course of business.

XI.TRANSACTIONS WITH RELATED PARTIES, DIRECTORS & OFFICERS:

Transactions with related parties are incurred in the normal course of business and are measured at the exchange amount, which is the consideration established and agreed to by respective parties. These transactions relate to office salaries, rent and other expenses.

The Company has paid cash and non-cash compensation to its officers and directors during the fiscal year as follows:

		Cash	Non-Cash
		Compensation	Compensation
Chairman	2006	$133,600	$416,250
	2005	133,600	659,000
Officers & Directors	2006	611,000	1,165,000
	2005	639,000	1,044,000

XII.SHARE CAPITAL:

At October 31, 2006 the Company reports 69,191,299 common shares outstanding (2005: 64,719,449). Additionally the Company has 11,550,000 stock options outstanding with a weighted average exercise price of $.53 (2005: 10,150,000 options outstanding with a weighted average exercise price of $.50) and a total of 4,848,818 outstanding warrants to acquire common shares with a weighted average exercise price of $.53 (2005: 4,142,344 outstanding warrants with a weighted average exercise price of $.66).

****************************************

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Table 1

Micromem Technologies Inc
Management Discussion and Analysis
October 31, 2006

Selected statement of Operations and Deficit information (all amounts in United States dollars)
Fiscal year	Interest and		Loss per share
ending October 31,	other Income	Net Loss	(basic and fully diluted)

2006	9,930	(4,058,180)	(0.06)

2005	8,703	(4,035,483)	(0.07)

2004	4,746	(2,314,298)	(.043)

2003	20,121	(1,767,965)	(.038)

2002	165,892	(14,565,515)	(.300)

2001	185,590	(9,187,377)	(.210)

Quarter ending:

October 31, 2006	7,686	(2,459,560)	(0.04)

October 31, 2006	7,070	1,380,802	(0.03)

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Table 2

Micromem Technologies Inc
Management Discussion and Analysis
October 31, 2006

Selected Balance Sheet Information (all amounts in United States dollars)
Fiscal year	Working capital	Capital assets			Shareholders equity
ending October 31,	(deficiency)	at NBV	Other Assets	Total Assets	(deficit)

2006	(448923)	-	-	465,440	(448,923)

2005	(74,831)	-	-	728,375	(74,831)

2004	34,685	2,925	-	474,234	37,610

2003	100,670	3,768	-	350,138	104,438

2002	1,368,589	98,654	307,698	1,583,422	1,391,903

2001	3,455,108	336,839	10,332,971	14,454,470	14,124,918

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Table 3

Micromem Technologies Inc
Management Discussion and Analysis
October 31, 2006

Unaudited quarterly financial information (all amounts in United States dollars)
			Loss/share
Quarter ending	Revenues	Loss for the quarter	Basic and fully diluted

October 31, 2004	117	429,289	0.01

July 31, 2004	450	1,621,839	0.03

April 30, 2004	3,658	70,876	0.00

January 31, 2004	521	192,294	0.00
	4,746	2,314,298	0.04

October 31, 2005	7,070	(1,380,802)	0.025

July 31, 2005	1,043	(1,726,931)	0.035

April 30, 2005	301	(474,227)	0.005

January 31, 2005	289	(453,523)	0.005
	8,703	(4,035,483)	0.07

October 31, 2006	7,686	($2,459,560)	0.04

July 31, 2006	1025	(530,370)	0.01

April 30, 2006	-	(333,768)	0.005

January 31, 2006	1,219	(734,482)	0.005
	9,930	(4,058,180)	0.06

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Table 4

Micromem Technologies Inc
Management Discussion and Analysis
October 31, 2006

Financing raised by the Company in the 2005-2006 fiscal years:

Date of financing	2006			2005

	Shares	Price/share	$	Shares	Price/share	$

Private placement
December 2004				1,028,334	0.60	617,000
March 2005				1,300,000	0.65	845,000
March 2005				14,000	0.75	10,500
May 2006	150,000	0.50	75,000

Exercise of warrants
Aug - Oct 2004				2,031,250	0.08	162,500
June - Sept 2004
October 2004				400,000	0.11	44,000
June 2006	771,850	mixed	485,548

Exercise of options
June 2005	-	-	-	1,820,000	0.30	553,600
January 2006	150,000	0.30	45,000
February-March 2006	1,600,000	0.30	480,000
May-July 2006	1,100,000	0.30	329,980
August-October 2006	700,000	0.30	210,000
	4,471,850		1,625,528	6,593,584		2,232,600

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Table 5

Micromem Technologies Inc
Management Discussion and Analysis
October 31, 2006

Outstanding options

Number of options	Strike price		Expiry date

300,000	0.60		3/22/2007
300,000	0.80		2/22/2007
100,000	0.91		6/17/2009
1,800,000	0.30		7/18/2009
1,800,000	0.65		6/16/2009
2,650,000	0.72		5/27/2010
4,600,000	0.80		7/13/2011
11,550,000	0.57	(average)

Total proceeds if all options exercised			$7,809,000

Outstanding Warrants

688,817	0.50		9/30/2006
1,028,334	0.50		12/31/2006
870,000	0.50		9/30/2006
1,300,000	0.50		12/31/2006
4,667	0.50		9/30/2006
7,000	0.50		12/31/2006
800,000	0.70		12/31/2006
150,000	0.50		5/31/2007
4,848,818	0.53

Total proceeds if all warrants exercised			$2,584,000

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